MEMBERSHIP INTEREST PURCHASE AGREEMENT BY AND AMONG THE SELLER (TO BE FORMED AS PROVIDED HEREIN), ALAMO GROUP (USA) INC. AS THE BUYER, AND WOODROW C. HARDEE AND SAMUEL PETERSEN AS THE EQUITYHOLDERS DATED AS OF DECEMBER 10, 2025

1 TABLE OF CONTENTS ARTICLE I DEFINITIONS AND INTERPRETATION ............................................................................. 2 Section 1.01 Definitions ............................................................................................................. 2 Section 1.02 Interpretation ........................................................................................................ 14 ARTICLE II PURCHASE AND SALE...................................................................................................... 15 Section 2.01 Purchase and Sale ................................................................................................ 15 Section 2.02 Purchase Price ...................................................................................................... 15 Section 2.03 Closing Payment .................................................................................................. 15 Section 2.04 Transactions to be Effected at the Closing .......................................................... 15 Section 2.05 Consideration Adjustment. .................................................................................. 17 Section 2.06 Closing ................................................................................................................. 19 Section 2.07 Closing Deliveries................................................................................................ 20 Section 2.08 Withholding Tax .................................................................................................. 22 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES .................. 22 Section 3.01 Organization and Qualification of the Company ................................................. 22 Section 3.02 Authority of the Selling Parties............................................................................ 22 Section 3.03 Capitalization; Ownership ................................................................................... 22 Section 3.04 Subsidiaries .......................................................................................................... 23 Section 3.05 No Conflicts; Consents ........................................................................................ 23 Section 3.06 Financial Statements. ........................................................................................... 24 Section 3.07 Undisclosed Liabilities ........................................................................................ 24 Section 3.08 Absence of Certain Changes, Events and Conditions .......................................... 24 Section 3.09 Material Contracts................................................................................................ 26 Section 3.10 Title to Assets; Real Property. ............................................................................. 28 Section 3.11 Condition and Sufficiency of Assets; Inventory .................................................. 29 Section 3.12 Intellectual Property ............................................................................................. 29 Section 3.13 Accounts Receivable ............................................................................................ 31 Section 3.14 Customers; Vendors ............................................................................................. 31 Section 3.15 Insurance .............................................................................................................. 31 Section 3.16 Legal Proceedings; Governmental Orders ........................................................... 32 Section 3.17 Compliance with Laws; Permits .......................................................................... 32 Section 3.18 Environmental Matters. ....................................................................................... 32 Section 3.19 Employee Benefit Matters ................................................................................... 33 Section 3.20 Employment Matters............................................................................................ 35 Section 3.21 Taxes .................................................................................................................... 37 Section 3.22 Books and Records .............................................................................................. 41 Section 3.23 Brokers ................................................................................................................. 41 Section 3.24 Relationship with Affiliates ................................................................................. 41 Section 3.25 Data Privacy ......................................................................................................... 41 Section 3.26 Powers of Attorney .............................................................................................. 42 Section 3.27 Indebtedness ........................................................................................................ 42 Section 3.28 Bank Accounts.. ................................................................................................... 42 Section 3.29 No Other Representations.. .................................................................................. 42

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER 42

Section 4.01	Organization and Authority of the Buyer.	42
Section 4.02	No Conflicts; Consents.	42
Section 4.03	Investment Purpose.	43
Section 4.04	Brokers.	43
Section 4.05	Legal Proceedings	43
Section 4.06	Sufficiency of Funds	43
Section 4.07	Non-Reliance	43
Section 4.08	No Other Representations	43

ARTICLE V COVENANTS OF PARTIES 43

Section 5.01	Conduct of Business Prior to the Closing	43
Section 5.02	Access to Information	44
Section 5.03	No Solicitation of Other Bids	44
Section 5.04	Notice of Certain Events	45
Section 5.05	Confidentiality	45
Section 5.06	Non-Competition; Non-Solicitation	46
Section 5.07	Non-Disparagement	47
Section 5.08	Governmental Approvals and Consents	47
Section 5.09	RWI Policy	48
Section 5.10	Books and Records	48
Section 5.11	Closing Conditions	49
Section 5.12	Public Announcements	49
Section 5.13	Pre-Closing Reorganization	49
Section 5.14	Further Assurances	49
Section 5.15	Releases	49
Section 5.16	Securities Filings	50
Section 5.17	Retirement Plan Matters	50
Section 5.18	Employee Matters	50
Section 5.19	Supplement to Disclosure Schedules	51

ARTICLE VI TAX MATTERS 52

Section 6.01	Tax Covenants.	52
Section 6.02	Preparation of Tax Returns	52
Section 6.03	Termination of Existing Tax Sharing Agreements	53
Section 6.04	Tax Indemnification.	53
Section 6.05	Straddle Period	54
Section 6.06	Tax Contests	54
Section 6.07	Cooperation and Exchange of Information	54
Section 6.08	Total Consideration Allocation	55
Section 6.09	Pre-Closing Tax Refunds.	55
Section 6.10	Intended Tax Treatment.	55
Section 6.11	Survival.	56
Section 6.12	Overlap.	56

ARTICLE VII CONDITIONS TO CLOSING 56

Section 7.01	Conditions to Obligations of All Parties.	56

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3 Section 7.02 Conditions to Obligations of the Buyer. .............................................................. 56 Section 7.03 Conditions to Obligations of the Selling Parties. ................................................. 57 ARTICLE VIII INDEMNIFICATION ....................................................................................................... 58 Section 8.01 Survival ................................................................................................................ 58 Section 8.02 Indemnification by the Selling Parties ................................................................. 58 Section 8.03 Indemnification by the Buyer .............................................................................. 59 Section 8.04 Certain Limitations .............................................................................................. 59 Section 8.05 Indemnification Procedures ................................................................................. 61 Section 8.06 Payments .............................................................................................................. 63 Section 8.07 Tax Treatment of Indemnification Payments ...................................................... 63 Section 8.08 Effect of Investigation. ........................................................................................ 63 Section 8.09 Exclusive Remedies. ............................................................................................ 64 Section 8.10 No Right to Contribution ..................................................................................... 64 ARTICLE IX TERMINATION .................................................................................................................. 64 Section 9.01 Termination. ......................................................................................................... 64 Section 9.02 Effect of Termination. .......................................................................................... 65 ARTICLE X MISCELLANEOUS.............................................................................................................. 65 Section 10.01 Expenses .............................................................................................................. 65 Section 10.02 Notices ................................................................................................................. 65 Section 10.03 Interpretation ........................................................................................................ 66 Section 10.04 Headings .............................................................................................................. 66 Section 10.05 Severability .......................................................................................................... 66 Section 10.06 Entire Agreement ................................................................................................. 67 Section 10.07 Successors and Assigns ....................................................................................... 67 Section 10.08 No Third-party Beneficiaries ............................................................................... 67 Section 10.09 Amendment and Modification; Waiver ............................................................... 67 Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ..................... 67 Section 10.11 Specific Performance ........................................................................................... 68 Section 10.12 Privileged Communication and Work Product. ................................................... 68 Section 10.13 Counterparts ......................................................................................................... 68 EXHIBITS I Working Capital II Required Authorizations, Consents, Waivers, and Approvals III Form of Lease Agreement IV Form of Consulting Agreement V RWI Policy VI Form of Payment Confirmation Letter VII Form of Escrow Agreement SCHEDULES 6.08 Allocation Methodology 8.02(e) Special Indemnity Matters

1 MEMBERSHIP INTEREST PURCHASE AGREEMENT This Membership Interest Purchase Agreement (this “Agreement”), dated as of December 10, 2025, is entered into by and among the Seller (as defined below) to be formed as provided herein, which shall join this Agreement promptly after its formation and prior to the Closing, Alamo Group (USA) Inc., a Delaware corporation (the “Buyer”), Woodrow C. Hardee, an individual resident of the State of Florida (“Casey”), and Samuel Petersen, an individual resident of the State of Florida (together with Casey, each an “Equityholder” and collectively, the “Equityholders”). The Seller and the Equityholders may be referred to together as the “Selling Parties” or each individually as a “Selling Party”. The Selling Parties and the Buyer may be referred to collectively as the “Parties” or each individually as a “Party”. RECITALS WHEREAS, by no later than the date that is five (5) days after the execution of this Agreement (the “Reorganization Date”), (a) the Equityholders shall form PI HOLDCO, INC., a Florida corporation (the “Seller”), and contribute all of their equity interests in Petersen Industries, Inc., a Florida corporation (the “Predecessor Corporation”), consisting of 1,000 shares of common stock of the Predecessor Corporation (the “Capital Stock”), to the Seller (the “Contribution”), such that following the Contribution, the Seller will own, beneficially and of record, 100% of the issued and outstanding common stock of the Predecessor Corporation; and (b) the Seller shall make an election on IRS Form 8869 to treat the Predecessor Corporation as a “qualified subchapter S subsidiary” of the Seller within the meaning of Section 1361(b)(3)(B) of the Code effective as of the Reorganization Date (the “Q-Sub Election”), and the Seller shall check “yes” on line 14 of Part II of such IRS Form 8869, such that the transaction described in this paragraph constitutes a “reorganization” under Section 368(a)(1)(F) of the Code, as described in IRS Revenue Ruling 2008-18, and the Seller will be treated as a subchapter S corporation within the meaning of Section 1361 of the Code; WHEREAS, at least one (1) day following the Contribution and the Q-Sub Election, and at least one (1) day prior to the Closing, the Predecessor Corporation shall be converted from a Florida corporation into a Florida limited liability company (with such limited liability company being Petersen Industries, LLC, a Florida limited liability company (the “Company”)) (the “Conversion” and, collectively with the actions described in items (a) and (b) of the immediately preceding recital, the “Pre-Closing Reorganization”); WHEREAS, references in this Agreement to the “Company” shall be deemed to include the Predecessor Corporation and its successor limited liability company following the Conversion, as applicable or appropriate (for the avoidance of doubt, prior to the Conversion all references in this Agreement to the “Company” shall be deemed to include the “Predecessor Corporation” for purposes of all pre-Closing covenants set forth in this Agreement); WHEREAS, as a result of the Pre-Closing Reorganization, (a) each Equityholder shall own 500 shares of common stock of the Seller, totaling 1,000 shares of common stock of the Seller issued and outstanding at Closing; and (b) the Seller shall own all of the membership interests in the Company, which consists of 100% of the ownership interests of the Company (the “Membership Interests”); WHEREAS, the Company is engaged in the Business; WHEREAS, the Buyer desires to purchase and acquire from the Seller, and the Seller desires to sell and transfer to the Buyer, the Membership Interests, on the terms and conditions set forth in this Agreement;

2 WHEREAS, the Equityholders acknowledge and agree that they will derive substantial economic benefit from the consummation of the transactions contemplated hereby; and WHEREAS, as a result of the consummation of the transactions contemplated by this Agreement, the Buyer will own all of the Membership Interests, consisting of 100% of the ownership interests of the Company. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATION Section 1.01 Definitions. The following terms have the meanings specified or referred to in this Article I: “409A Plan” has the meaning set forth in Section 3.21(bb). “Acquisition Proposal” has the meaning set forth in Section 5.03(a). “Action” means any claim, action, cause of action, suit, charge, complaint, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Adjustment Escrow Account” has the meaning set forth in Section 2.04(c). “Adjustment Escrow Amount” means $4,057,050, together with any interest accruing on such amount (or portion thereof) until the time that it is released from escrow. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of the definition of “Affiliate”, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. An “Affiliate” of an individual includes (a) any other individual who lives with such individual for the majority of the year, (b) any individual who is a descendant (by blood or adoption) of such individual’s grandparents and (c) such individual’s mother-in-law, father-in-law, sister-in-law, brother-in-law or stepchild; provided, however, that the individuals described in clauses (a), (b), and (c), will not be included as “Affiliates” as that term is first used in Section 5.06(a). “Agreement” has the meaning set forth in the preamble. “Annual Financial Statements” has the meaning set forth in Section 3.06. “Antitrust Laws” means the HSR Act and all other Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

3 “Applicable Law” means any constitution, treaty, statute, law (including the common law), rule, act, judgment, injunction, ruling, decree, writ, regulation, policy, ordinance, code or Order, in each case that is enacted, adopted, issued or created by any Governmental Authority. “Balance Sheets” has the meaning set forth in Section 3.06. “Balance Sheet Date” has the meaning set forth in Section 3.06. “Base Purchase Price” has the meaning set forth in Section 2.02. “Benefit Plan” has the meaning set forth in Section 3.19(a). “Business” means all of the business and activities of the Company, including, without limitation, the business of manufacturing, selling, and leasing of equipment for the bulky waste management markets, including, but not limited to, knuckle boom loaders, trailers, bodies, hook lifts, grapple trucks, grapple loaders, replacement parts, and machinery. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Seguin, Texas are required by Law to be closed for business. “Business Relation” has the meaning set forth in Section 5.06(a)(iii). “Buyer” has the meaning set forth in the preamble. “Buyer Indemnitees” has the meaning set forth in Section 8.02. “Buyer Tax Return” has the meaning set forth in Section 6.02. “Capital Stock” has the meaning set forth in the recitals. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020 (as the same may be amended or modified), and the programs, rules and regulations promulgated thereunder, including the Paycheck Protection Program. “Cash” means cash and cash equivalents of the Company, wherever located, including bank balances and cash and cash equivalents in bank accounts, monies in the possession of any banks, savings and loans or trust companies and similar cash items on hand in any and all bank accounts of the Company, and deposits in transit, plus the amount of any distributions, dividends, and payments made on the Closing Date, and after Closing, by or at the direction of Buyer to the Buyer or its Affiliates, and less the sum of (a) the amount of cash necessary to cover checks in transit, issued but uncleared checks and similar items, plus (b) prepaid fees and deposits (to the extent such amounts have been paid to the Company for services yet to be performed), in each case, as determined in accordance with GAAP. “Closing” has the meaning set forth in Section 2.06. “Closing Balance Sheet” has the meaning set forth in Section 2.05(a). “Closing Cash” has the meaning set forth in Section 2.05(b). “Closing Date” has the meaning set forth in Section 2.06. “Closing Indebtedness” has the meaning set forth in Section 2.05(b).

4 “Closing Payment” has the meaning set forth in Section 2.03. “Closing Seller Transaction Expenses” has the meaning set forth in Section 2.05(b). “Closing Working Capital Deficiency” has the meaning set forth in Section 2.05(b). “Closing Working Capital Surplus” has the meaning set forth in Section 2.05(b). “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the recitals. “Company Retirement Plan” has the meaning set forth in Section 5.17. “Competitive Business” means (i) the Business; (ii) any parts and/or services business related to the Business; and (iii) any other business activity that is competitive with the current business activities of the Company as of Closing; provided, however, that the distribution by Texas P&L of products sold by, or similar to those sold by, the Business shall not be deemed a “Competitive Business”. For the avoidance of doubt, the manufacture by Texas P&L of products similar to those sold by the Business is included within the definition of Competitive Business. “Competitor” means any Person (other than the Company, the Buyer or any of their respective Affiliates) engaged, directly or indirectly, in a Competitive Business in the Restricted Area, which, for the avoidance of doubt, shall not include Texas P&L, except to the extent engaged in a Competitive Business in the Restricted Area. “Confidential Information” means (a) all information of the Company or, after the Closing, of the Buyer or any of its Affiliates, that is a trade secret under applicable trade secret or other Law and (b) all other non-public information of the Company or, after the Closing, of the Buyer or any of its Affiliates that (i) relates to the Business or, after the Closing, to the Buyer or any of its Affiliates, (ii) possesses an element of value to the Company or, after the Closing, to the Buyer or any of its Affiliates, (iii) is not generally known to the Company’s competitors and (iv) may damage the Company or, after the Closing, the Buyer or any of its Affiliates if disclosed. “Confidential Information” includes, but is not limited to, all proprietary software code, production and other processes, data, compositions, designs, sketches, photographs, graphs, drawings, samples, technical know-how, inventions and ideas, past, current and planned research and development, vendor lists, employee lists, employee data, customer lists, price lists, financial statements and other financial data, projections, budgets, market studies and business plans. “Consulting Agreement” has the meaning set forth in Section 2.07(a)(xii). “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral. “Contribution” has the meaning set forth in the recitals. “Control” means, unless otherwise explicitly set forth herein, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. For the purposes of the preceding sentence, “Control” shall be deemed to exist when a Person possesses, directly or indirectly through one or more intermediaries: (a) in the case of a corporation, more than fifty percent (50%) of the outstanding voting

5 securities thereof, (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than fifty percent (50%) of the distributions therefrom (including liquidating distributions) or (c) in the case of any other Person, more than fifty percent (50%) of the economic or beneficial interest therein. “Conversion” has the meaning set forth in the recitals. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associate epidemics, pandemic or disease outbreaks. “Current Assets” means the current assets of the Company, consisting of each of the categories and line items listed as “Current Assets” on the worksheet attached hereto as Exhibit I (which shall exclude, for the avoidance of doubt, any deferred Tax assets). For purposes of clarity, Cash shall not be included as a Current Asset and shall be accounted for separately as a consideration adjustment pursuant to Section 2.05. “Current Liabilities” means the current liabilities of the Company, consisting of each of the categories and line items listed as “Current Liabilities” on the worksheet attached hereto as Exhibit I (which shall exclude, for the avoidance of doubt, any deferred Tax liabilities). “Data Laws” has the meaning set forth in Section 3.25(a). “Data Room” means that certain secure online digital repository used for document storage and distribution established by the Selling Parties or its Affiliates to the facilitate the Selling Parties’ provision of information to the Buyer for purposes of due diligence in connection with transactions contemplated by this Agreement. “Direct Claim” has the meaning set forth in Section 8.05(c). “Disclosure Schedules” means the disclosure schedules delivered by the Selling Parties concurrently with the execution and delivery of this Agreement. “Dollars” or “$” means the lawful currency of the United States. “Effective Time” has the meaning set forth in Section 2.06. “Encumbrance” means any charge, claim, community property interest, pledge, covenant, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Environmental Law” means any Applicable Law, and any Governmental Order or binding agreement with any Governmental Authority (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety or the environment (including ambient air, soil, surface water or groundwater or subsurface strata) or (b) concerning the presence of, exposure to or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of, any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste

6 Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Liabilities” means all Liabilities incurred as a result of any claim or demand by any other Person or in response to any violation of applicable Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Governmental Order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Laws or a release or threatened release of Hazardous Materials. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, authorized by, or made pursuant to Environmental Law. “Equity Interests” means the (a) Capital Stock of the Company if referring to periods prior to the completion of the Pre-Closing Reorganization or (b) Membership Interests of the Company if referring to periods after the completion of the Pre-Closing Reorganization. “Equityholder” and “Equityholders” have the meaning set forth in the preamble. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person that would be considered a single employer with the Seller under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. “Escrow Accounts” has the meaning set forth in Section 2.04(c). “Escrow Agent” has the meaning set forth in Section 2.04(c). “Escrow Agreement” means the escrow agreement being entered into by and among the Escrow Agent, the Seller and the Buyer, in a form agreed upon by the parties thereto, at the Closing, pursuant to which the Escrow Agent will administer the Escrow Accounts, substantially in the form attached hereto as Exhibit VII. “Escrow Amounts” means the aggregate amount of the Adjustment Escrow Amount and the Indemnity Escrow Amount, together with any interest accruing on such amounts (or any portion of such amounts) until the time that they are released from escrow. “Escrow Termination Date” has the meaning set forth in Section 2.04(c). “Estimated Cash” has the meaning set forth in Section 2.05(a). “Estimated Indebtedness” has the meaning set forth in Section 2.05(a). “Estimated Seller Transaction Expenses” has the meaning set forth in Section 2.05(a). “Estimated Working Capital Deficiency” has the meaning set forth in Section 2.05(a).

7 “Estimated Working Capital Surplus” has the meaning set forth in Section 2.05(a). “Final Balance Sheet” has the meaning set forth in Section 2.05(b). “Final Cash” has the meaning set forth in Section 2.05(d). “Final Closing Payment” means an amount equal to (a) the Base Purchase Price, minus (b) the Escrow Amounts, minus (c) the amount of Final Indebtedness, minus (d) the Final Seller Transaction Expenses, minus (e) the Final Working Capital Deficiency, if any, plus (f) the Final Working Capital Surplus, if any, plus (g) the amount of Final Cash. “Final Indebtedness” has the meaning set forth in Section 2.05(d). “Final Seller Transaction Expenses” has the meaning set forth in Section 2.05(d). “Final Working Capital Deficiency” has the meaning set forth in Section 2.05(d). “Final Working Capital Surplus” has the meaning set forth in Section 2.05(d). “Financial Statements” has the meaning set forth in Section 3.06. “Form 8-K” has the meaning set forth in Section 5.16. “Fraud” means (i) with respect to a Selling Party, common law fraud under the Law of the State of Delaware with respect to the making of the representations and warranties set forth in Article III; and (ii) with respect to Buyer, common law fraud under the Law of the State of Delaware with respect to the making of the representations and warranties set forth in Article IV of this Agreement. “Fundamental Representations” has the meaning set forth in Section 8.01. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, arbitral body (public or private), court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Materials” means: (a) any element, material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Law; (b) substance that requires removal or remediation under any Environmental Law; (c) substance that can give rise to Environmental Liabilities under any Environmental Law or the presence of which requires investigation, clean up, removal, abatement, remediation or other corrective or remedial action under any Environmental Laws; and (d) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls and per- and poly-fluoroalkyl substances (PFAS) and other emerging contaminants.

8 “Healthcare Law” means any United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, regulation or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law, relating in each of the foregoing cases to health care and other third party payor rules and policies, including Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute), including the Ethics in Patient Referrals Act, as amended, or “Stark Law”, 42 U.S.C. § 1395nn, Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute), the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), the False Claims Act, 31 U.S.C. §§ 3729-3733, the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812, the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58, the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b, the Exclusion Laws, 42 U.S.C. § 1320a 7, HIPAA, the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010, any similar state or local Law that addresses the subject matter of any of the foregoing, any state Law or precedent relating to the corporate practice of the learned or licensed healthcare professions, including any Law applicable to the corporate practice of medicine and/or fee splitting, any state Law concerning the splitting of healthcare professional fees or kickbacks, any state Law concerning healthcare professional self-referrals, any state healthcare professional licensure Law, qualification or requirement for the practice of medicine or other learned healthcare profession, any state requirement for business corporations or professional corporations, professional companies, companies or associations that provide medical services or practice medicine or any related learned healthcare profession, any state and federal controlled substance and drug diversion Law, including the Federal Controlled Substances Act (21 U.S.C. § 801, et seq.), any state or federal law or regulation related to the relationships among providers, payors, vendors and consumers in the health care industry and the delivery, purchase, sale or support of health care services, any state or federal law or regulation or third party payor policy applicable to the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments for medical or healthcare services and all applicable implementing regulations, rules, ordinances and orders related to any of the foregoing. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and all regulations promulgated thereunder, including the Privacy Standards (45 C.F.R. Parts 160 and 164), the Electronic Transactions Standards (45 C.F.R. Parts 160 and 162) and the Security Standards (45 C.F.R. Parts 160, 162 and 164), as amended by the HITECH Act, and the final HIPAA/HITECH Omnibus Rules published by the U.S. Department of Health and Human Services on January 25, 2013, as the same have been amended as of the date hereof. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Income Tax” means (i) all Taxes based upon, measured by, or calculated with respect to (A) net income or profits (including any capital gains or minimum Tax, but not including any sales, use, real or personal property, transfer or similar Taxes) or (B) multiple bases (including, but not limited to, corporate franchise or doing business) if one or more Taxes upon which such Tax may be based, measured by or calculated with respect to, is described in clause (i)(A) above; or (ii) all U.S., state, local and foreign franchise Taxes, including in the case of each of clauses (i) and (ii) any related interest and penalties, additions to such Tax or additional amounts imposed with respect thereto by any Taxing Authority. “Income Tax Returns” means any Tax Return with respect to any Income Tax. “Indebtedness” means any of the following, whether or not contingent, but without double counting and not including Current Liabilities: (a) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith), (b) Liabilities evidenced by notes, bonds, mortgages, debentures or other similar instruments or debt securities,

9 (c) Liabilities under or in connection with letters of credit, assurances against loss or bankers’ acceptances or similar items (in each case, to the extent drawn upon), (d) deferred compensation or the deferred purchase price of property or services (including earn-outs, seller notes, installment payments, contingency payments and similar Liabilities) (in each case, whether or not contingent and based on the maximum potential amount of such Liability), (e) Liabilities arising from cash/book overdrafts, (f) Liabilities under leases required to be accounted for as capital leases under GAAP (but excluding (A) real estate leases and (B) personal property leases that do not have a nominal amount buyout option at the end of the term of the lease), (g) Liabilities under conditional sale or other title retention agreements, (h) Liabilities with respect to vendor advances or any other advances made to the Company, (i) Liabilities arising out of interest rate and currency swap arrangements, hedges, collar agreements and any other arrangements designed to provide protection against fluctuations in interest or currency rates or commodity swaps, forward contracts or similar agreements, (j) any Liability of the Company associated with the financing of equipment used by the Company in the operation of the Business, (k) performance bonds or similar bonds or instruments, valued at the face value thereof, (l) indebtedness or Liabilities of others of the same type as any of the foregoing guaranteed by the Company or secured by any Encumbrance on any of the assets of the Company, (m) accrued and unpaid interest on, and prepayment premiums, penalties or similar charges or expense reimbursements arising as a result of the discharge of, any of the foregoing obligations or Liabilities and (n) Liabilities for U.S. federal, state, local and foreign accrued Taxes. “Indemnified Party” has the meaning set forth in Section 8.05. “Indemnifying Party” has the meaning set forth in Section 8.05. “Indemnity Escrow Account” has the meaning set forth in Section 2.04(c). “Indemnity Escrow Amount” means the amount of $8,325,000, together with any interest accruing on such amount (or portion thereof) until the time that it is released from escrow. “Independent Accountants” has the meaning set forth in Section 2.05(e). “Initial Release Amount” has the meaning set forth in Section 2.04(c). “Initial Release Date” has the meaning set forth in Section 2.04(c). “Insurance Policies” has the meaning set forth in Section 3.15. “Intellectual Property” has the meaning set forth in Section 3.12(a). “Intended Tax Treatment” has the meaning set forth in Section 6.10. “Interim Balance Sheets” has the meaning set forth in Section 3.06. “Interim Financial Statements” has the meaning set forth in Section 3.06. “IT Assets” has the meaning set forth in Section 3.12(i). “Labor Agreement” means any collective bargaining agreement or other labor-related Contract with any labor union, works council, or other labor organization. “Landlord” has the meaning set forth in Section 2.07(a)(v).

10 “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, act, injunction, ruling, writ, Governmental Order, other requirement or rule of law of any Governmental Authority, including Healthcare Laws. “Lease Agreement” has the meaning set forth in Section 2.07(a)(v). “Leases” has the meaning set forth in Section 3.10(b). “Liabilities” means all indebtedness, obligations, costs, expenses, deficiencies, guaranties, endorsements and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), matured, unmatured, known, unknown, fixed or otherwise, whether due or to become due and whether or not required to be reflected in financial statements prepared in accordance with GAAP. “Losses” means any and all losses, damages, Liabilities, deficiencies, judgments, interest, awards, Taxes, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’, accountants’ and other professionals’ fees and expenses and the cost of investigation and enforcement of any right to indemnification hereunder and the cost of pursuing any insurance providers; provided however, that the foregoing shall exclude any punitive or exemplary damages other than punitive or exemplary damages that are actually awarded in connection with a Third Party Claim. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company or (b) the ability of any of the Selling Parties to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, in and of itself, arising out of or attributable to: (i) general economic or political conditions affecting the U.S. economy as a whole; (ii) any changes in financial, banking, or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iii) acts of war (whether or not declared), armed hostilities or terrorism upon the United States, or the escalation or worsening thereof; (iv) any action expressly required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Buyer; (v) any changes in Applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation of such Laws or rules; (vi) any natural or man-made disaster, pandemics or acts of God; or (vii) the announcement or other disclosure of the transactions to be consummated under, or as referenced in, this Agreement; provided, further, that clauses (i) - (vii) shall not apply to the extent that such events, occurrences, facts, conditions or changes adversely affect the Company in a disproportionate manner relative to participants operating in the same industries in which the Company operates. “Material Contracts” has the meaning set forth in Section 3.09(a). “Material Customers” has the meaning set forth in Section 3.14. “Material Vendors” has the meaning set forth in Section 3.14. “Membership Interests” has the meaning set forth in the recitals. “Open Source Software” means (a) software where use is governed under a license now or in the future approved by the Open Source Initiative and listed at https://www.opensource.org/licenses (including all versions of the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero GPL (AGPL), Eclipse Public License, Common Public License, CDDL, Mozilla Public License

11 (MPL), and Server Side Public License (SSPL)), or (b) software distributed or licensed as “free software,” “open source software” or under similar terms or models. “Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of the Company, consistent with past custom and practice (including with respect to quantity and frequency). “Outside Date” has the meaning set forth in Section 9.01(b). “Party” and “Parties” have the meanings set forth in the preamble. “Payment Confirmation Letter” has the meaning set forth in Section 2.07(a)(xviii). “Payoff Letter” means, for each item of Indebtedness described under clauses (a), (b), (c) and, to the extent applicable, (l) of the definition of Indebtedness, a duly executed letter from the holder of such Indebtedness, in respect of and specifying the amount necessary for the satisfaction of such Indebtedness and the release of the related Encumbrances and permitting the Buyer or the Buyer’s agents to terminate any such Encumbrances and/or UCC-1 filings related thereto. “Pending Claims” has the meaning set forth in Section 2.04(c). “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, consents, variances and similar rights obtained, or required to be obtained, from a Governmental Authority. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Information” has the meaning set forth in Section 3.25(a). “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. “PPP Loan” means that certain loan granted by Truist Bank as the lender of record to the Company, dated April 22, 2020, under the Paycheck Protection Program of the CARES Act in the principal amount of $926,200.00 (the “PPP Loan”). “Pre-Closing Reorganization” has the meaning set forth in the recitals. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion (as determined in accordance with Section 6.05) of such Straddle Period ending on and including the Closing Date. “Predecessor Corporation” has the meaning set forth in the recitals. “Privacy Policies” has the meaning set forth in Section 3.25(a). “Q-Sub Election” has the meaning set forth in the recitals. “Qualified Benefit Plan” has the meaning set forth in Section 3.19(b). “Real Property” means the real property owned, leased, or subleased by the Company.

12 “Registered Intellectual Property” has the meaning set forth in Section 3.12(b). “Released Claims” has the meaning set forth in Section 5.15. “Released Parties” has the meaning set forth in Section 5.15. “Releasors” has the meaning set forth in Section 5.15. “Remaining Amount” has the meaning set forth in Section 2.04(c). “Reorganization Date” has the meaning set forth in the recitals. “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Restricted Area” means the entire world, including, but not limited to, all countries, territories, and possessions worldwide. “Restricted Period” has the meaning set forth in Section 5.06(a). “Review Period” has the meaning set forth in Section 2.05(c). “RWI Policy” means the buyer-side representation and warranty insurance policy to be issued by Tokio Marine HCC to the Buyer and bound on the date of this Agreement as set forth on Exhibit V. “Schedule” means a specific section of the Disclosure Schedules. “Schedule Supplement” has the meaning set forth in Section 5.19. “SEC” has the meaning set forth in Section 5.16. “Securities Act” means the Securities Act of 1933, as amended. “Security Incident” has the meaning set forth in Section 3.25(b). “Seller” has the meaning set forth in the preamble. “Seller Indemnitees” has the meaning set forth in Section 8.03. “Seller’s Knowledge” or any other similar knowledge qualification means the actual knowledge of either Equityholder or Peggy Cunningham, after reasonable inquiry of all management level employees of the Company. “Seller Tax Return” has the meaning set forth in Section 6.02. “Seller Transaction Expenses” means, collectively, (a) all fees, costs and expenses and bonuses incurred or payable by any of the Selling Parties or the Company to any third party in anticipation of, in connection with or otherwise related to, this Agreement, the other Transaction Documents and/or the transactions contemplated thereby or hereby, including without limitation any legal and accounting fees and expenses, (b) all Liabilities, obligations and amounts payable with respect to the Transaction Bonuses, and any other severance, stay bonuses, retention bonuses and transaction success bonuses, change of control payments and other similar payments triggered or voluntarily payable as a result of the transactions

13 contemplated by this Agreement or any of the other Transaction Documents, and any employment or other Taxes related thereto incurred by the Company or assumed from any of the Selling Parties, (c) fifty percent (50%) of the fees and expenses of the Escrow Agent under the Escrow Agreement, and (d) fifty percent (50%) of the costs and expenses of the RWI Policy, including without limitation policy premiums, underwriting fees, and surplus lines, and, in each case of clauses (a), (b), (c), and (d) above, solely to the extent such fees, costs and expenses are unpaid as of the Closing. “Selling Party” and “Selling Parties” have the meanings set forth in the preamble. “Statement of Objections” has the meaning set forth in Section 2.05(d). “Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date. “Tax” or “Taxes” means all (a) taxes, charges, withholdings, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever in the nature of taxes imposed by any United States federal, state, local or foreign or other Taxing Authority (including those related to income, net income, gross income, receipts, gross receipts, capital, capital stock, windfall profit, severance, property (real and personal), production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, margins, employment, payroll (including social security contributions), unemployment, disability, deductions at source, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, value added, wealth, net wealth, net worth, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax, and any liability under unclaimed property, escheat, or similar Laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (c) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract (including any Tax sharing agreement), assumption, transferee, successor or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)) or otherwise. “Tax Claim” has the meaning set forth in Section 6.06. “Taxing Authority” shall mean any Governmental Authority with responsibility for collecting or administering Taxes. “Tax Return” means any return, declaration, report, property rendition, claim for refund, information return or statement or other document that is filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Texas P&L” means Texas Packer & Loader Sales, Inc. (d/b/a Texas Pack + Load). “Third Party Claim” has the meaning set forth in Section 8.05(a). “Third Party Claim Notice” has the meaning set forth in Section 8.05(a). “Total Consideration” has the meaning set forth in Section 2.02. “Total Tax Consideration” has the meaning set forth in Section 6.08.

14 “Trade Secrets” means and includes all know-how, trade secrets, confidential or proprietary information, customer and supplier lists, software, technical information, manufacturing processes, business practices, customer and supplier relationships, data, process technology, and plans, in each case that would constitute a trade secret under Applicable Law. “Transaction Bonus Agreements” means, collectively, the transaction bonus award agreements that are to be entered into after the date of this Agreement and prior to the Closing as set forth on Section 3.09(a)(xi) of the Disclosure Schedule. “Transaction Bonuses” means the transaction bonuses that will be payable by the Company under the Transaction Bonus Agreements in connection with the consummation of the transactions contemplated by this Agreement and, each such transaction bonus, a “Transaction Bonus”. “Transaction Documents” means this Agreement, the Escrow Agreement, the Lease Agreement, the Consulting Agreements, and each other agreement, document and instrument contemplated by any of the foregoing. “Transfer Taxes” has the meaning set forth in Section 6.01(b). “Treasury Regulations” means the regulations promulgated by the United States Treasury Department under the Code. “Union” has the meaning set forth in Section 3.20(c). “USPTO” has the meaning set forth in Section 3.12(g). “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign Laws related to employee termination, plant closings, relocations, mass layoffs and employment losses. “Working Capital” means, without giving effect to the transactions contemplated by this Agreement, and determined in accordance with GAAP as if such determination of “Working Capital” was being prepared as of a fiscal year end, (a) the sum of Current Assets, less (b) the sum of Current Liabilities, in each case, as of the Effective Time on the Closing Date, and only containing the categories and line items listed on the worksheet attached hereto as Exhibit I (which categories and line items have been utilized by the Parties in establishing the Working Capital Target). “Working Capital Deficiency” means the amount by which the Working Capital Target exceeds Working Capital. “Working Capital Surplus” means the amount by which Working Capital exceeds the Working Capital Target. “Working Capital Target” means $27,047,000. Section 1.02 Interpretation. (a) When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference will be to an Article or Section of, or a Schedule or Exhibit attached to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,”

15 “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is not exclusive, (ii) words in the singular include the plural and vice versa and (iii) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. The Schedules and Exhibits attached hereto will be deemed part of this Agreement and included in any reference to this Agreement. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law. (b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. On the terms and subject to the conditions set forth herein, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the Membership Interests, free and clear of all Encumbrances. Section 2.02 Purchase Price. Subject to the adjustments and deductions described in this Article II and the other provisions of this Agreement, in exchange for the Membership Interests, the aggregate consideration to be received by the Seller (the “Total Consideration”) shall be $166,500,000 (the “Base Purchase Price”). Section 2.03 Closing Payment. At the Closing, the Buyer will pay the Seller an aggregate amount (the “Closing Payment”) equal to (a) the Base Purchase Price, minus (b) the Escrow Amounts, minus (c) the Estimated Indebtedness, minus (d) the Estimated Seller Transaction Expenses, minus (e) the Estimated Working Capital Deficiency, if any, plus (f) the Estimated Working Capital Surplus, if any, plus (g) the amount of Estimated Cash. Section 2.04 Transactions to be Effected at the Closing. (a) Subject to the terms and conditions herein, at the Closing: (i) the Buyer shall deliver the Closing Payment to the Seller by wire transfer of immediately available funds to an account, as specified in writing by the Seller no later than two (2) Business Days prior to the Closing; and (ii) the Buyer shall deliver to the Seller the Transaction Documents to which the Buyer is a party and all other agreements, documents, instruments or certificates required to be delivered by the Buyer at or prior to the Closing pursuant to Section 2.07(b). (b) At the Closing, the Seller shall deliver to the Buyer the Transaction Documents to which any Selling Party is a party and all other agreements, documents, instruments or certificates required to be delivered by any Selling Party at or prior to the Closing pursuant to Section 2.07(a). (c) At the Closing, the Buyer will deposit the Escrow Amounts by wire transfer of immediately available funds with Truist Bank, a North Carolina banking corporation (the “Escrow Agent”), with such funds to be held by the Escrow Agent in two (2) segregated, interest bearing accounts, consisting of the Adjustment Escrow Account and the Indemnity Escrow Account (together, the “Escrow Accounts”). The

16 Adjustment Escrow Amount shall be held in an account (the “Adjustment Escrow Account”) to secure the obligations of the Selling Parties relating to (x) any purchase price adjustment under Section 2.05(f) and (y) half of the retainer amount owing to the Independent Accountant under Section 2.05. The Indemnity Escrow Amount shall be held in an account (the “Indemnity Escrow Account”) to secure the obligations of the Selling Parties relating to any claims for indemnifiable Losses made by a Buyer Indemnitee under Section 6.04 or Article VIII. In accordance with the Escrow Agreement and this Agreement, the Buyer and the Seller shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse such amounts as set forth in such instructions. The Escrow Amounts, as adjusted pursuant to the terms hereof, shall only be released by the Escrow Agent pursuant to joint written instructions executed by the Buyer and the Seller or by order of a court of competent jurisdiction. The Adjustment Escrow Amount shall be distributed in accordance with Section 2.05. An amount equal to (i) fifty (50%) percent of the Indemnity Escrow Amount (the “Initial Release Amount”), less (ii) the amount of any claims for indemnifiable Losses made by a Buyer Indemnitee under Section 6.04 or Article VIII, prior to the Initial Release Date, that have yet to be paid, are in dispute or as to which any Third Party Claims are pending (collectively, “Pending Claims”), less (iii) the amounts, if any, that have previously been disbursed from the Indemnity Escrow Account as a result of resolved claims for indemnifiable Losses made by a Buyer Indemnitee under Section 6.04 or Article VIII, shall be released to the Seller on the date that is twelve (12) months after the Closing Date (the “Initial Release Date”). Any remaining amount of funds in the Indemnity Escrow Account (the “Remaining Amount”), less the amount of any Pending Claims, shall be released to the Seller on the date that is twenty-four (24) months after the Closing Date (the “Escrow Termination Date”). To the extent that there should be a dispute as to the amount, manner or determination of any indemnity claim by the Buyer under Section 6.04 or Article VIII, then the Buyer and the Seller shall nevertheless execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to disburse to the Buyer from the Indemnity Escrow Account any undisputed amounts in respect of such claim for indemnifiable Losses made by a Buyer Indemnitee under Section 6.04 or Article VIII. On the Initial Release Date, the Buyer and the Seller shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse, as set forth in such instructions, an amount equal to (x) the Initial Release Amount, less (y) the amount of any Pending Claims, less (z) the amounts, if any, that have previously been disbursed from the Indemnity Escrow Account as a result of resolved claims for indemnifiable Losses made by a Buyer Indemnitee under Section 6.04 or Article VIII. On the Escrow Termination Date, the Buyer and the Seller shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse, as set forth in such instructions, an amount equal to (x) the Remaining Amount, less (y) the amount of any Pending Claims that have not been resolved as of the Escrow Termination Date, less (z) the amounts, if any, that have previously been disbursed from the Indemnity Escrow Account as a result of resolved claims for indemnifiable Losses made by a Buyer Indemnitee under Section 6.04 or Article VIII. To the extent there are any Pending Claims as of the Initial Release Date or the Escrow Termination Date, the amount of any such Pending Claims shall continue to be held by the Escrow Agent until such time as each such Pending Claim is resolved, at which time the amount subject to release at such date shall be disbursed to the Seller and/or the Buyer in accordance with the resolution of such claim(s). The Parties further agree that any fees of the Escrow Agent shall be borne equally by the Buyer and the Seller. In the event of any discrepancy between this Section 2.04(c) and the Escrow Agreement, the Escrow Agreement shall control. (d) At the Closing, the Buyer shall pay, on behalf of the Selling Parties and the Company, an amount in cash equal to the aggregate amount of certain Indebtedness of the Company as of the Closing by wire transfer of immediately available funds on the Closing Date to the payee(s) thereof and in the amounts specified in the Payoff Letters from each such payee. (e) At the Closing, the Buyer shall pay, on behalf of the Selling Parties and the Company, an amount in cash equal to the aggregate amount of the Seller Transaction Expenses, as specified by the Seller in writing or as otherwise set forth in the Payment Confirmation Letters, in each case, by wire transfer of

17 immediately available funds on the Closing Date to the applicable payee(s) thereof (or as otherwise set forth in the Payment Confirmation Letters) and in the amounts specified in writing by the Seller or as set forth in the Payment Confirmation Letters, as applicable. (f) By execution hereof, each Selling Party hereby expressly acknowledges and agrees (i) that such Selling Party understands the purchase price mechanics set forth herein, (ii) that the account information for the Seller to be provided as required by Section 2.04(a)(i) shall be accurate, (iii) to the deduction from the Closing Payment for the items referenced herein, including the establishment of the Escrow Accounts, the retention of the funds for such Escrow Accounts and the distribution and use of those funds pursuant to the terms of this Agreement and the Escrow Agreement, and (iv) that such Selling Party is not entitled to any distributions from the Company after the Closing, including Tax distributions. (g) All Parties hereto agree for U.S. federal and applicable state and local income tax purposes that: (i) the right of the Seller to the Escrow Amounts shall be treated as deferred contingent purchase price for the purchase and sale of the Membership Interests eligible for installment sale treatment under Section 453 of the Code (and any corresponding provision of state or local or non-U.S. law); and (ii) Seller shall be treated as the owner of the Escrow Amounts, and all interest and earnings earned from the investment of the Escrow Amounts, or any portion thereof, in interest bearing money market accounts shall be allocable to Seller. Section 2.05 Consideration Adjustment. (a) At least two (2) Business Days before the Closing, but no more than four (4) Business Days before the Closing, the Seller shall prepare and deliver, or cause to be prepared and delivered, to the Buyer an estimated balance sheet of the Company as of the Closing (the “Closing Balance Sheet”), which sets forth a good faith estimate of the following: (i) the amount of unpaid Indebtedness of the Company as of the Closing (the “Estimated Indebtedness”), (ii) the amount of unpaid Seller Transaction Expenses as of the Closing (the “Estimated Seller Transaction Expenses”) (it being understood and agreed that the Seller shall also include in the Closing Balance Sheet the applicable payee(s) of the Estimated Seller Transaction Expenses and the specific amounts owing thereto), (iii) the amount of Cash as of the Effective Time and as determined in accordance with GAAP (the “Estimated Cash”), and (iv) the amount of Working Capital Surplus or Working Capital Deficiency, as the case may be, as of the Effective Time (the “Estimated Working Capital Surplus” or “Estimated Working Capital Deficiency”, respectively) and an accompanying written statement setting forth the calculation of the Closing Payment. The Closing Balance Sheet shall be prepared in accordance with this Agreement and GAAP; provided, that only the categories and line items set forth on Exhibit I shall be taken into account in preparing the Closing Balance Sheet, notwithstanding that GAAP may require additional categories of current liabilities or current assets to be included in a GAAP presentation of current assets and current liabilities. (b) After the Closing Date (and in no event later than ninety (90) days after the Closing Date), the Buyer shall prepare and deliver to the Seller a balance sheet of the Company (the “Final Balance Sheet”), which shall set forth the Buyer’s calculation of the following: (i) the amount of unpaid Indebtedness of the Company as of the Closing (the “Closing Indebtedness”), (ii) the amount of unpaid Seller Transaction Expenses as of the Closing (the “Closing Seller Transaction Expenses”), (iii) the amount of Cash as of the Effective Time (the “Closing Cash”) and (iv) the amount of Working Capital Surplus or Working Capital Deficiency, as the case may be, as of the Effective Time (the “Closing Working Capital Surplus” or “Closing Working Capital Deficiency”, respectively) and an accompanying written statement setting forth the calculation of the Final Closing Payment. The Final Balance Sheet shall be prepared in accordance with this Agreement and GAAP; provided, that, only the categories and line items set forth on Exhibit I shall be taken into account in preparing the Final Balance

18 Sheet, notwithstanding that GAAP may require additional categories of current liabilities or current assets to be included in a GAAP presentation of current assets and current liabilities. (c) After receipt of the Final Balance Sheet, the Seller and its representatives shall have thirty (30) days from the date of such receipt (the “Review Period”) to review the Final Balance Sheet, together with the accompanying written calculations of the Final Closing Payment and the supporting schedules, analyses, workpapers (including accounting workpapers) and other underlying records or documentation as are reasonably requested by the Seller and its representatives. In connection with such review of the Final Balance Sheet, the Buyer shall, and shall cause the Company to, reasonably cooperate with the Seller and its representatives, including by providing answers to all reasonable questions asked by the Seller and its representatives, and the Buyer shall, and shall cause the Company to, promptly provide to the Seller and its representatives reasonable access to any books, records and other materials of the Company and the personnel of, and workpapers prepared by or for, the Buyer, the Company and/or their respective representatives, including such historical financial information relating to the Company as the Seller and its representatives may reasonably request, in each case, in order to permit the timely and complete review of the Final Balance Sheet in accordance with this Section 2.05(c). (d) On or prior to the last day of the Review Period, the Seller may object to the Final Balance Sheet and the calculation of the Final Closing Payment by delivering to the Buyer a written statement (the “Statement of Objections”) setting forth the Seller’s specific objections to the Final Balance Sheet and/or the Final Closing Payment (including specific amounts in dispute). If the Seller fails to deliver the Statement of Objections before the expiration of the Review Period, then the Closing Indebtedness, the Closing Seller Transaction Expenses, the Closing Cash and the Closing Working Capital Surplus or Closing Working Capital Deficiency, as applicable, as set forth in such Final Balance Sheet, shall be deemed final and conclusive and shall be “Final Indebtedness”, “Final Seller Transaction Expenses”, “Final Cash” and “Final Working Capital Surplus” or “Final Working Capital Deficiency”, respectively. If the Seller delivers the Statement of Objections before the expiration of the Review Period, then the Buyer and the Seller shall endeavor in good faith to resolve the objections for a period not to exceed fifteen (15) days from the date of delivery of the Statement of Objections. (e) If at the end of such fifteen-day period there are any objections that remain in dispute, then such remaining objections shall be submitted for resolution to RSM US LLP or, if RSM US LLP, is unable to serve, the Buyer and the Seller shall appoint, by mutual agreement, the office of an impartial, nationally- recognized firm of independent certified public accountants other than either the Seller’s accountants or the Buyer’s accountants (or if the Buyer and the Seller cannot agree, the independent public accounting firms regularly used by the Company (prior to the Closing Date) and the Buyer in the conduct of their respective businesses shall appoint, by mutual agreement, the office of an impartial, nationally-recognized firm of independent certified public accountants) (as appointed pursuant to the terms hereof, the “Independent Accountants”). The Seller and the Buyer agree to request that the Independent Accountants determine solely the disputed portions of Final Indebtedness, Final Seller Transaction Expenses, Final Cash, and Final Working Capital Surplus or Final Working Capital Deficiency, as applicable, within thirty (30) days after the objections that remain in dispute are submitted thereto. If any remaining objections are submitted to the Independent Accountants for resolution, (i) each of the Buyer and the Seller shall furnish to the Independent Accountants a written report with respect to such Person’s positions with respect to the issues in the Statement of Objections, a copy of which shall be delivered to each of the Buyer and the Seller, and no ex parte conferences, oral examinations, testimony, depositions, discovery or other form of evidence gathering or hearings shall be conducted or allowed; provided, that, at the Independent Accountants’ request, or as mutually agreed by the Buyer and the Seller, the Buyer and the Seller may meet with the Independent Accountants as long as representatives of both are present, (ii) to the extent that a value has been assigned to any objection that remains in dispute, the Independent Accountants shall not assign a value to such objection that is greater than the greatest value for such objection claimed by either the Buyer or

19 the Seller or less than the smallest value for such objection claimed by any such Person, (iii) the determination by the Independent Accountants of Final Indebtedness, Final Seller Transaction Expenses, Final Cash and Final Working Capital Surplus or Final Working Capital Deficiency, as applicable, as set forth in a written notice delivered to each of the Buyer and the Seller by the Independent Accountants, shall be made solely in accordance with such written reports (i.e., not on independent review) and in accordance with this Agreement and shall be binding and conclusive on all Parties absent manifest error and shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereof and (iv) the fees and expenses (including any retainer paid) of the Independent Accountants shall be allocated to be paid by the Buyer, on the one hand, and/or the Selling Parties, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each side bears to the amount actually contested by such side. The Buyer and the Seller will request that the Independent Accountants determine, in writing, the allocation of its fees (including any retainers paid) in accordance with clause (iv) of the immediately preceding sentence. The Buyer and the Seller agree that any fees or expenses, as finally allocated pursuant to this Section 2.05(e) may be offset, as appropriate, by any adjustments required pursuant to Section 2.05(f). Notwithstanding anything herein to the contrary, upon receipt from the Independent Accountants of a request for retainer, the Buyer and the Seller agree to reasonably and promptly cooperate with one another, and execute and deliver joint written instructions to the Escrow Agent to disburse 50% of the amount of any such retainer from the Adjustment Escrow Account, with the other 50% payable by the Buyer, to the Independent Accountants, in each case, within five (5) Business Days of receipt of the Independent Accountants’ request for such retainer. (f) To the extent that the Final Closing Payment equals or exceeds the Closing Payment, (w) the Buyer and the Seller shall execute and deliver joint written instructions to the Escrow Agent to disburse the amount available in the Adjustment Escrow Account from the Adjustment Escrow Account to the Seller, and (x) the Buyer shall pay to the Seller an amount equal to the excess (if any), in each case, within five (5) Business Days of the final determination of Final Indebtedness, Final Seller Transaction Expenses, Final Cash and Final Working Capital Surplus or Final Working Capital Deficiency and the Final Closing Payment in accordance with this Section 2.05. To the extent the Closing Payment exceeds the Final Closing Payment, the Buyer and the Seller shall execute and deliver joint written instructions to the Escrow Agent to disburse (y) first, an amount equal to such excess from the Adjustment Escrow Account (and, to the extent such excess exceeds the amount available in the Adjustment Escrow Account, the amount of such excess exceeding the amount available in the Adjustment Escrow Account shall be paid directly by the Seller) to the Buyer, and (z) next, any remaining amount held in the Adjustment Escrow Account, if any, from the Adjustment Escrow Account to the Seller, in each case within five (5) Business Days of the final determination of Final Indebtedness, Final Seller Transaction Expenses, Final Cash and Final Working Capital Surplus or Final Working Capital Deficiency and the Final Closing Payment in accordance with this Section 2.05. (g) For Tax purposes, any payment by the Buyer or the Seller pursuant to this Section 2.05 shall be treated as an adjustment to the Total Consideration unless a contrary treatment is required by Law. Section 2.06 Closing. Subject to the terms and conditions of this Agreement, the transactions contemplated hereby shall take place at a closing (the “Closing”) to be held at 9:00 a.m., central time, or such other time as the Buyer and the Seller shall mutually agree, no later than two Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date). The Closing shall take place without the requirement of any Party being physically present at the Closing. Each Party will participate in the Closing by delivery of its required funds and/or documents electronically by exchange of facsimiles or PDF copies of executed documents under appropriate closing instructions, oral or written, and/or through its respective counsel or other agents (the day on which the Closing takes place being the “Closing Date”). Notwithstanding anything to the contrary herein, the effective time of the Closing for accounting and tax

20 purposes shall be 11:59 p.m. on the Closing Date (the “Effective Time”), and for all other purposes, such as for representations and transfer of risk of loss, shall be the actual time of the Closing. Section 2.07 Closing Deliveries. (a) At or prior to the Closing, the Selling Parties shall deliver or cause to be delivered to the Buyer the following: (i) a membership interest transfer instrument, duly executed by the Seller, conveying to the Buyer the Membership Interests, in form acceptable to the Buyer; (ii) the articles of organization or equivalent organizational documents for the Company, certified by the Secretary of State of the state of formation, as of a date no more than ten (10) Business Days prior to the Closing Date; (iii) a Certificate of Status or equivalent certificate from the Secretary of State of the state of formation for the Company, as of a date no more than ten (10) Business Days prior to the Closing Date; (iv) the authorizations, consents, waivers and approvals set forth on Exhibit II attached hereto, in each case, in a form satisfactory to the Buyer; (v) a lease agreement, duly executed by Hardee Petersen Holdings, LLC (the “Landlord”), which provides for the Company’s lease of the premises located at 4000 State Road 60 West, Lake Wales, Florida 33859 from the Landlord, substantially in the form attached hereto as Exhibit III (the “Lease Agreement”); (vi) a letter of resignation, duly executed by each Equityholder and Peggy Cunningham, pursuant to which the individual resigns from all positions each may hold at the Company, including as a director, manager, and officer of the Company; (vii) a certificate, executed by the secretary (or other authorized officer) of the Company dated as of the Closing Date, certifying that (x) attached thereto is a complete and accurate copy of (A) the articles of organization or equivalent organizational document as in effect as of the Closing Date for the Company, (B) the Company’s operating agreement as in effect as of the Closing Date and (C) all resolutions adopted by the members and managers of the Company authorizing the execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents and (y) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (viii) a certificate, executed by the secretary (or other authorized officer) of the Seller and dated as of the Closing Date certifying that (x) attached thereto are all resolutions adopted by the board of directors and the shareholders of the Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby and (y) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (ix) a certificate of non-foreign status, in form and substance required under the Treasury Regulations issued pursuant to Code §1.1445-2, duly executed by the Seller and dated as of the

21 Closing Date, pursuant to which the Seller certifies under penalty of perjury that the Seller is not a “foreign person” as defined in Code §1445; (x) the Payoff Letters; (xi) to the extent not already in the possession of the Company, the original company record books and ownership records of the Company; (xii) a consulting agreement with each Equityholder, substantially in the form attached hereto as Exhibit IV, duly executed by each Equityholder (collectively, the “Consulting Agreements”); (xiii) evidence satisfactory to the Buyer that the Pre-Closing Reorganization has been successfully completed in compliance with Law and in accordance with the steps described in the recitals to this Agreement; (xiv) a certificate signed by a duly authorized officer of the Seller certifying that the conditions set forth in Section 7.02(a), Section 7.02(b), Section 7.02(c), and Section 7.02(e) have been satisfied; (xv) a duly executed and completed IRS Form W-9 for the Seller and any other Person reasonably requested by the Buyer; (xvi) two (2) thumb drives, each containing copies of all of the material in the Data Room as of the Closing Date; (xvii) the Escrow Agreement, duly executed by Seller; and (xviii) a Payment Confirmation Letter with each recipient of a Transaction Bonus, substantially in the form attached hereto as Exhibit VI (a “Payment Confirmation Letter”), duly executed by each of the recipients of the Transaction Bonuses, providing for such recipient’s confirmation of the receipt of payment of the Transaction Bonus and release of all claims against the Company for any additional payment obligations under the Transaction Bonus Agreements. (b) At or prior to the Closing, the Buyer shall deliver or cause to be delivered to the Seller, the Escrow Agent or such other relevant Person, as applicable, the following: (i) payment by wire transfer of the Closing Payment, the Escrow Amounts, the amounts required by the Payoff Letters and the Transaction Bonuses and any other amounts required to pay the Seller Transaction Expenses specified by the Seller (as long as such amounts are included in the calculation of the Closing Payment), in each case, in accordance with Section 2.04; (ii) each Transaction Document to which the Buyer (or any Affiliate of the Buyer) is a party, duly executed by Buyer (or its applicable Affiliate); (iii) a certificate signed by a duly authorized officer of the Buyer certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied; and (iv) a certificate, executed by the secretary (or other authorized officer) of the Buyer and dated as of the Closing Date, certifying that (A) attached thereto is a complete and accurate copy of all resolutions adopted by the board of directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer is a party and the

22 consummation of the transactions contemplated hereby and thereby and (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby and such resolutions have not been modified or rescinded prior to the Closing. Section 2.08 Withholding Tax. Each of the Buyer, the Company, the Escrow Agent and their respective Affiliates and Representatives shall be entitled to deduct and withhold from any amounts required to be paid pursuant to the Transaction Documents all Taxes (if any) that are required to be deducted and withheld from any such payment under any provision of Applicable Law provided that written notice is given to the Seller at least ten (10) days prior to any such deduction or withholding. All such amounts that are deducted or withheld shall be treated for purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES Except as set forth in the Disclosure Schedules, each Selling Party, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date hereof. The Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. Any matter disclosed in any Section of the Disclosure Schedules as an exception to one Section of this Article III shall also be deemed an exception to any other Section of the Disclosure Schedules to which such matter applies if the disclosure sets forth sufficient information on the face of such disclosure that a reasonable person would conclude that it applies to such other Section. For the avoidance of doubt, all references to the Company in this Article III shall be deemed to also refer to the Predecessor Corporation and any other predecessor of the Company, as applicable or appropriate. Section 3.01 Organization and Qualification of the Company. The Company is duly organized, validly existing and in good standing under the Laws of the state of its formation and has full power and authority to own, operate, or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and are in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted make such licensing or qualification necessary. The Company has no subsidiaries. Section 3.02 Authority of the Selling Parties. Each Selling Party has full power, authority and capacity to enter into this Agreement and the other Transaction Documents to which such Selling Party is a party, to carry out his or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which each Selling Party is a party have been duly executed and delivered by each Selling Party and, assuming this Agreement and such other Transaction Documents constitute a legal, valid, and binding obligation of the Buyer, constitute a legal, valid and binding obligation of each Selling Party enforceable against him or it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including, without limitation, those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses (the foregoing referred to herein as, the “Enforceability Limitations”). Section 3.03 Capitalization; Ownership.

23 (a) Section 3.03(a) of the Disclosure Schedules sets forth the number, class and percentage of (i) Equity Interests in the Company owned beneficially and of record by the Seller at Closing and (ii) capital stock in the Seller owned by the Equityholders at Closing. Other than the Equity Interests of the Company owned by the Seller at Closing, there are no membership interests, ownership interests, capital stock or other securities or equity or voting interests authorized, reserved for issuance, or outstanding in the Company. The Seller is the sole legal and beneficial owner of all of the Equity Interest in the Company as of the Closing and no other Person (including, without limitation, any prior owner of any equity interest in the Company or the Company’s predecessor in interest) has any claim, by Contract or otherwise, of rights, title or legal or beneficial ownership in or to such Equity Interests or any other equity interests, or to acquire any such equity interests (including by option, grant, conversion, exchange or otherwise), of the Company. The Equityholders are the sole legal and beneficial owners of all of the issued and outstanding capital stock of the Seller at Closing. (b) All of the Equity Interests have been duly authorized, are validly issued, fully paid and non-assessable. The Seller owns valid title to the Equity Interests in the Company at Closing, free and clear of all Encumbrances, and, upon consummation of the transactions contemplated by this Agreement, the Buyer shall own valid title to all of the Membership Interests, free and clear of all Encumbrances. (c) All of the Equity Interests were issued in compliance with Applicable Laws. None of the Equity Interests were issued in violation of any agreement, arrangement, or commitment to which the Company, or any Selling Party is a party or is subject or in violation of any preemptive or similar rights of any Person. (d) There are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character relating to the equity interests of the Company or obligating the Company, or any Selling Party to issue or sell any membership units or equity interests or any other interest in the Company as of Closing. The Company does not have any outstanding or authorized equity appreciation, phantom equity, profit participation, or similar rights. Except as set forth in Section 3.03(d) of the Disclosure Schedules, there are no voting trusts, member agreements, proxies or other agreements or understandings that will be in effect as of Closing with respect to the voting or transfer of any equity interests in the Company. Section 3.04 Subsidiaries. The Company does not own, nor does it have any equity or ownership interest in, any other Person. Section 3.05 No Conflicts; Consents. The execution, delivery and performance by the Selling Parties of this Agreement and the other Transaction Documents to which each is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of the Company, or any Selling Party, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company, or any Selling Party, (c) except as set forth in Section 3.05 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any Contract to which the Company, or any Selling Party is a party or by which the Company, or any Selling Party is bound or to which any of their respective properties or assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company, or any Selling Party or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Company, or any Selling Party. No consent, approval, Permit or Governmental Order of, declaration or filing with or notice to, any Governmental Authority is required by or with respect to the Company, or any Selling Party in connection with the execution and

24 delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act. Section 3.06 Financial Statements. (a) Complete and accurate copies of the audited financial statements consisting of the balance sheets of the Company as of December 31, 2024 and the related income statements for the year then ended, and the unaudited financial statements consisting of the balance sheets of the Company as of December 31, 2023 and the related income statements for the year then ended (together, the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheets of the Company and the related profit and loss statements for each of the nine months ended September 30, 2025 (the “Interim Financial Statements”, and together with the Annual Financial Statements, the “Financial Statements”), in each case, have been provided to the Buyer. Except as set forth on Section 3.06(a) of the Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject to normal and recurring year-end adjustments and the absence of notes. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheets of the Company as of December 31, 2024, is referred to herein as the “Balance Sheets” and the date thereof as the “Balance Sheet Date”, and the balance sheets of the Company as of September 30, 2025 is referred to herein as the “Interim Balance Sheets”. (b) The Company has established and maintains systems of internal controls over financial reporting adequate for all pre-Closing periods to provide reasonable assurance (i) regarding the reliability of the Company's financial reporting and, starting in 2024, the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with the authorization of the Company's management and directors, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the Company's or financial statements. Section 3.07 Undisclosed Liabilities. Except as set forth in Section 3.07 of the Disclosure Schedules, the Company has no Liabilities other than (a) those which are required by GAAP to be reflected against in the Balance Sheets as of the Balance Sheet Date and (b) those which have been incurred in the Ordinary Course of Business since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount (none of which Liabilities covered by clauses (a) or (b) above result from, arise out of, relate to, are in the nature of or were caused by, any breach of Contract, breach of warranty, tort, infringement or violation of Law). Section 3.08 Absence of Certain Changes, Events and Conditions. Except as set forth on Section 3.08 of the Disclosure Schedules or otherwise required by this Agreement, including the Pre- Closing Reorganization, since the Balance Sheet Date, the Company, and the Selling Parties have conducted the Business in the Ordinary Course of Business, and there has not been, with respect to the Company, any: (a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) amendment of the charter, by-laws or other organizational documents of the Company, other than in connection with the Pre-Closing Reorganization; (c) split, combination, or reclassification of any Equity Interests;

25 (d) issuance, sale, or other disposition of any of Equity Interests, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Equity Interests, other than in connection with the Pre-Closing Reorganization; (e) declaration or payment of any dividends or distributions on or in respect of any Equity Interests or redemption, purchase or acquisition of Equity Interests; (f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements; (g) material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (h) entry into any Contract that would constitute a Material Contract; (i) incurrence, assumption, or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the Ordinary Course of Business; (j) transfer, assignment, sale, or other disposition of any of the assets shown or reflected in the Balance Sheets or cancellation of any debts or entitlements; (k) transfer or assignment of or grant of any license or sublicense under or with respect to any Intellectual Property; (l) abandonment or lapse of or failure to maintain in full force and effect any Intellectual Property registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Intellectual Property; (m) material damage, destruction, or loss (whether or not covered by insurance) to its property; (n) capital investment in, or loan to, any other Person; (o) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound; (p) material capital expenditures; (q) imposition of any Encumbrance upon any of the Company’s properties, equity interests or assets, tangible or intangible; (r) (i) grant of any bonuses, whether monetary or otherwise, or increase or decrease in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements as required by Applicable Law or as part of annual employee welfare benefit plan renewals in accordance with Ordinary Course of Business, (ii) change in the terms of employment for any employee, (iii) any termination, furlough, or temporarily layoff of any employees or independent contractors, or (iv) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor, or consultant;

26 (s) negotiation, extension, entrance into, adoption, modification or termination of any: (i) employment, severance, independent contractor, consulting, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan (except as required by Applicable Law or as part of annual employee welfare benefit plan renewals) or (iii) Labor Agreement, in each case whether written or oral; (t) implementation or announcement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other actions that could implicate the WARN Act; (u) waiver or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; (v) loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers, and employees; (w) entry into a new line of business or abandonment or discontinuance of existing lines of business; (x) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (y) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $25,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the Ordinary Course of Business; (z) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (aa) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Buyer in respect of any Post-Closing Tax Period; or (bb) Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. Section 3.09 Material Contracts. (a) Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts required to be set forth in Section 3.09(a) of the Disclosure Schedules, together with all Contracts concerning the occupancy, management or operation of any Real Property (including brokerage contracts) required to be listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules and all Contracts relating to Intellectual Property required to be set forth in Section 3.12(a) of the Disclosure Schedules, being the “Material Contracts”):

27 (i) each Contract of the Company involving aggregate consideration in excess of $50,000 and which, in each case, cannot be cancelled by the Company without penalty or without prior notice of at least sixty (60) days; (ii) all Contracts that require the Company to purchase its respective total requirements of any product or service from a third party or that provide for any “most favored nation” or similar preferential pricing provision; (iii) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time; (iv) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental, or other Liability of any Person (other than customer contracts that were entered into by the Company in the Ordinary Course of Business and contain standard indemnification obligations); (v) all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company; (vi) all Contracts pertaining to the Company’s lease of any personal property or that otherwise affect the Company’s ownership of, leasing of, title to, or use of, any personal property; (vii) any Contracts with an Affiliate, manager, or officer of the Company; (viii) all Contracts that (A) provide for the sale of any of the businesses, properties or assets of the Company other than in the Ordinary Course of Business, (B) grant to any Person any rights of first refusal, rights of first offer or similar preferential rights to purchase the Company’s properties or assets, or (C) provide for the acquisition by the Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase of inventory or supplies entered into in the Ordinary Course of Business); (ix) all government Contracts or other Contracts entered into between the Company and any Governmental Authority; (x) all Contracts of the Company involving the settlement of any Action or threatened Action; (xi) all employment or other compensatory Contracts (including restrictive covenant, bonus, transaction bonus, non-competition, severance, or indemnification agreements) with or in respect of any employee, officer, director, independent contractor or consultant, (or, to the extent that the Company has continuing obligations under any such Contract, any former employee, officer, director, independent contractor, or consultant) of the Company; (xii) all Labor Agreements; (xiii) all Contracts with a Material Customer; and (xiv) any other Contract (not described above) that is material to the Company’s operation of the Business.

28 (b) Each Material Contract is in full force and effect, constitutes the valid and binding obligations of the Company and the other parties thereto, and is enforceable in accordance with its terms, subject to the Enforceability Limitations. The Company is not in breach of or default under (or is alleged to be in breach of or default under) or have provided or received any notice of any intention to terminate, any Material Contract, and to Seller’s Knowledge, the same is true with respect to the other parties thereto. To Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Correct and accurate copies of all Material Contracts (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Buyer. Section 3.10 Title to Assets; Real Property. (a) Except as set forth in Section 3.10(a) of the Disclosure Schedules, the Company does not own any Real Property. The Company has good and valid title to, or a valid leasehold interest in, all Real Property and personal property reflected in the Balance Sheets or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following: (i) liens for Taxes (A) not yet due and delinquent or (B) being contested in good faith by appropriate procedures and for which adequate reserves have been established on the Financial Statements; (ii) liens arising under purchase money and capital lease arrangements arising or incurred in the Ordinary Course of Business and recorded in the Financial Statements; (iii) mechanic’s, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s or other like liens arising or incurred in the Ordinary Course of Business, none of which relate to a dispute with any third Person or the failure of the Company to comply with its obligations to any third Person; or (iv) any recorded easement, covenant, or zoning restriction on leased Real Property that does not prohibit or impair the current use, occupancy or value of the Real Property subject thereto. (b) Section 3.10(b) of the Disclosure Schedules lists: (i) the street address of each parcel of leased Real Property and (ii) a list of all of the leases for each parcel of leased Real Property (collectively, the “Leases”), together with the applicable landlord under each such Lease, the rental amount currently being paid and the expiration of the term of each such Lease. Each Lease with any Selling Party or any Affiliate thereof is designated with an asterisk (*) on Section 3.10(b) of the Disclosure Schedules. The Company has delivered or made available to the Buyer complete and accurate copies of all Leases. The Company is not a sublessor or grantor under any sublease or other instrument granting to any Person any right to the possession, lease, occupancy or enjoyment of any Real Property. The Company is not in default of any provisions of any Lease, and the same is true with respect to the other parties thereto. (c) The Company is in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used. (d) The buildings, improvements, machinery, equipment, personal property, vehicles and other tangible assets of the Company located upon or used in connection with the Real Property are operated by the Company in conformity with all Applicable Laws and regulations.

29 Section 3.11 Condition and Sufficiency of Assets; Inventory. (a) The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of property reflected on the Balance Sheets and currently owned or leased by the Company is in good operating condition and repair (reasonable wear and tear excepted) and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles or other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property reflected on the Balance Sheets and currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Business immediately following the Closing in the same manner as conducted prior to the Closing and constitute all of the rights, properties and assets necessary to conduct the Business as such has been conducted as of immediately prior to the Closing. (b) All inventory of the Company, whether or not reflected in the Balance Sheets, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. Except as set forth in Section 3.11(b) of the Disclosure Schedules, the quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of the Company. Section 3.12 Intellectual Property. (a) Section 3.12(a) of the Disclosure Schedules sets forth all intellectual property owned or licensed by the Company, including all domain names; social media handles and identifiers; patents or pending patent applications; trademarks, tradenames, or service marks (whether registered or unregistered); trademark licenses (including licenses pursuant to which the Company is either a licensor or a licensee of intellectual property rights); product formulas; trade secrets; copyrights (whether registered or unregistered), software, and other works of authorship; and other intellectual property rights, protections and registrations, and applications for same (collectively, the “Intellectual Property”), and designates whether such Intellectual Property is owned or licensed. The Intellectual Property is all the intellectual property necessary for and/or material to the conduct of the business of the Company as presently conducted. (b) All required registration, maintenance and renewal fees currently due in connection with any Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, net names and copyrights, issued and reissued patents and pending applications for any of the foregoing (the “Registered Intellectual Property”) have been made and all necessary documents, recordations, and certifications in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Registered Intellectual Property. (c) The Selling Parties have made available to the Buyer complete and accurate copies of any written communications alleging that (i) the Company has infringed or is infringing on the intellectual property of any third party, (ii) a third party has infringed or is infringing on the Intellectual Property, (iii) the Company has engaged in unfair competition against any third party or (iv) a third party has engaged in unfair competition against the Company.

30 (d) With respect to each item of Intellectual Property that is set forth in Section 3.12(a) of the Disclosure Schedules and that is owned by the Company, the Company is the exclusive owner of all rights, title and interest in and to the Intellectual Property free and clear of any Encumbrances. The Company has not transferred ownership of, or granted any exclusive license with respect to, any of the Intellectual Property to a third party. No Intellectual Property is subject to any Contract with a third party pursuant to which the Company has deposited, or would be required to in any circumstances deposit, into escrow any of the Intellectual Property for the benefit of such third party. Attached to Section 3.12(d) of the Disclosure Schedules are the standard terms and conditions on which any software owned or developed by the Company is made available to any third party. (e) The operation of the business of the Company as currently conducted and the sale, licensing and use of the Intellectual Property, including software, by the Company or its customers as currently used, do not infringe, misappropriate or otherwise violate any intellectual property of any third party. (f) The Company is in compliance with, and have not breached any term of, any Contract relating to any of the Intellectual Property or any other intellectual property. Immediately following the Closing, the Company will be permitted to exercise all of their rights in, to and under the Intellectual Property to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and, except as required under Contracts in connection with a change of ownership or control as set forth in Section 3.12(f) of the Disclosure Schedules, without the payment of any additional funds other than ongoing fees, royalties or payments which the Company would otherwise be required to pay for use of such Intellectual Property in the Ordinary Course of Business. The Intellectual Property and the Contracts relating to the Intellectual Property constitute all rights in, to and under the Intellectual Property used or exploited in and necessary for the operations or conduct of the business of the Company as currently conducted. (g) All of the Company’s current and former employees and officers who have created Intellectual Property that has been registered with the United States Patent and Trademark Office (the “USPTO”) have assigned ownership of such registered Intellectual Property to the Company by executing the USPTO’s form of assignment agreement. (h) The Company has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets (including by entering into appropriate confidentiality and/or nondisclosure agreements with all key employees of the Company with access to or knowledge of the Trade Secrets of the Company). (i) The Company has sufficient rights to use all computer software, middleware and systems, hardware, information technology equipment and associated documentation used or held for use in connection with the operation of its businesses as presently conducted (the “IT Assets”), all of which rights shall survive unchanged upon the consummation of the transactions contemplated by this Agreement. The IT Assets operate and perform substantially in accordance with their documentation and functional specifications and otherwise as required by the Company in connection with the operation of their businesses. The IT Assets have not malfunctioned or failed in any material respect and do not contain any bugs, faults or other devices or effects that may significantly and adversely affect the functionality of the IT Assets, except as disclosed in their documentation. To the Seller’s Knowledge, the IT Assets licensed from, or developed by, third parties are free from disabling or malicious codes or instructions as well as any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus”, “trick bot” or other software or hardware that permit unauthorized access, use, disablement, disclosure or erasure of Company data.

31 (j) Except as set forth in Section 3.12(j) of the Disclosure Schedules, no Person has gained unauthorized access to any IT Assets and there has been no other security breach of or related to the IT Assets by any third party. The Company has implemented reasonable backup, security, and disaster recover technology, plans, procedures, and facilities consistent with industry practices. (k) The Company has established and maintains and, at all relevant times have maintained, at least industry standard safeguards against the destruction, loss, or alteration of Company data or information, including Personal Information, in the possession or control of the Company, and that comply with any applicable contractual and legal requirements. The Company has implemented and maintain, and have always maintained, at least industry standard systems, security measures and procedures to guard against the unauthorized access, alteration or destruction of Company data or information (including any Personal Information). (l) The Company is, and has been, in compliance with all applicable licenses of Open Source Software or other third-party software, and there has been no disclosure, license, release, distribution, escrow, or grant of any other rights with respect to (or agreement to do any of the foregoing) any source code included in any software owned or developed by the Company. The Company has not used, in connection with the operation of the business of the Company, any Open Source Software in a manner that would require the Company to disclose or make available the source code of any software owned or developed by the Company. Section 3.13 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheets and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the rendering of services in the Ordinary Course of Business; (b) are not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business; and (c) are expected to be current and collectible in amounts not less than the aggregate amount thereof (subject to the reserves shown on the Interim Balance Sheets). Section 3.14 Customers; Vendors. (a) Section 3.14(a) of the Disclosure Schedules sets forth (i) the top twenty (20) largest customers of the Company based on aggregate consideration paid for services rendered in each of the fiscal years ended December 31, 2023 and December 31, 2024 and the eleven month period ended November 30, 2025 (collectively, the “Material Customers”) and (ii) the amount of consideration paid by each Material Customer during each such period. Except as set forth in Section 3.14(a) of the Disclosure Schedules, the Company has not received any notice, and none of the Company, nor the Selling Parties have any reason to believe, that any of the Material Customers has ceased or intends to cease after the Closing to use the Company’s services or to reduce or otherwise adversely modify its relationship with the Company. There are no outstanding disputes between the Company and any Material Customer. (b) Section 3.14(b) of the Disclosure Schedules sets forth (i) the top ten (10) largest vendors of the Company based on aggregate consideration paid for services rendered to or goods purchased by the Company in each of the fiscal years ended December 31, 2023 and December 31, 2024 and the eleven month period ended November 30, 2025 (collectively, the “Material Vendors”) and (ii) the amount of consideration paid by each Material Vendor during each such period. No Material Vendor has terminated or threatened to terminate, reduce or otherwise adversely modify the business such Material Vendor conducts with the Company. The Company has no outstanding dispute with any Material Vendor. Section 3.15 Insurance. Section 3.15 of the Disclosure Schedules sets forth a complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, officers’ liability, fiduciary liability and other casualty and

32 property insurance maintained by the Company, or its Affiliates and relating to the Business and the assets, operations, employees and officers of the Company (collectively, the “Insurance Policies”), and complete and accurate copies of such Insurance Policies have been provided to the Buyer. Such Insurance Policies are in full force and effect. The Company has not received any notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustments or other experience-based Liabilities on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms, (b) are provided by carriers who are financially solvent and (c) have not been subject to any lapse in coverage. There are no claims related to the Business pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Company is not in default under and have not otherwise failed to comply with any provision contained in any of the Insurance Policies and the limits thereunder have not been exhausted or materially impaired. The Company has timely filed all claims for which it is seeking payment or other coverage under each of the Insurance Policies. The Insurance Policies are sufficient for compliance with all Applicable Laws and Contracts to which the Company is a party or by which they are bound. Section 3.16 Legal Proceedings; Governmental Orders. (a) Except as set forth in Section 3.16(a) of the Disclosure Schedules, there are no Actions pending or, to the Seller’s Knowledge, threatened, and there were no Actions pending at any time during the five (5) years prior to the date of this Agreement, (i) against or by the Company affecting any of their properties or assets (or by or against any Selling Party and relating to any of the Company, the Business or the assets or operations of the Company) or (ii) against or by the Company, or any Selling Party that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company, or any Selling Party or any of their respective properties or assets. Section 3.17 Compliance with Laws; Permits. (a) Except as set forth on Section 3.17(a) of the Disclosure Schedules, each of the Company, and the Selling Parties has complied, and is now complying, with all Applicable Laws. No Selling Party has received any notice from any Governmental Authority or any Person to the effect that the Company is not in compliance with any Applicable Law. (b) All Permits, including Environmental Permits, required to conduct the Business have been obtained by the Company, and all such Permits are valid and in full force and effect as of the date hereof. All fees and charges with respect to such Permits that have become due or payable as of or prior to the date hereof have been paid in full. Section 3.17(b) of the Disclosure Schedules lists all Permits issued to the Company as of the date hereof, including the names of such Permits and their respective dates of issuance and expiration. To the Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth on Section 3.17(b) of the Disclosure Schedules. Immediately following the Closing, the Company shall have all necessary Permits, licenses, consents, approvals and other documents necessary to conduct the Business as conducted prior to the Closing. Section 3.18 Environmental Matters. Except as set forth on Section 3.18 of the Disclosure Schedules:

33 (a) The Company has provided to Buyer a true, correct, and complete copy of all Phase I environmental site assessments and other material environmental reports, investigations, assessments, and audits regarding any and all Real Property in the possession or control of the Company. (b) The Company is, and at all times for the five (5) years prior to the date of this Agreement has been, in compliance with all Environmental Laws. (c) The Company has, and at all times for the five (5) years prior to the date of this Agreement have, obtained all Permits required under applicable Environmental Laws, and complied with the terms and conditions of such required Permits. All such Permits are currently valid and in good standing. (d) There are no Environmental Liabilities pending or threatened, and for the five (5) years prior to the date of this Agreement, there have not been any Environmental Liabilities pending or threatened against the Company, or, to Seller’s Knowledge, against any Person whose liability or obligation for such Environmental Liability the Company has or retained or assumed by Contract or under any Applicable Law. The Company has not assumed, undertaken, agreed to indemnify, or otherwise become subject to any liability of any other Person relating to or arising from any Environmental Law. (e) The Company has not received any written notice from any Governmental Authority since January of 2012 asserting any violation of Environmental Laws, or any liabilities for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under Environmental Laws, the subject of which notice is unresolved. (f) Since January of 2012, (i) no Hazardous Materials have been released at any of the Real Property or any other property or facility formerly owned, leased, or operated by the Company in violation of Environmental Laws; and (ii) the Company has not received, used, treated, stored, disposed of, arranged or permitted to be disposed of, transported, handled, manufactured, distributed, released, or exposed any Person to, any Hazardous Materials in violation of or in a manner giving rise to liability under Environmental Laws. None of the Selling Parties, nor the Company, have received any written notice that the Real Property (including soils, groundwater, surface water, buildings, and other structure located on the Real Property) contains or has been contaminated with any Hazardous Materials. (g) None of the Real Property, and, to Seller’s Knowledge, no other real property currently or formerly owned, operated or leased by the Company, is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. (h) There are no active or abandoned aboveground or underground storage tanks located at the Real Property or otherwise owned or operated by the Company. Section 3.19 Employee Benefit Matters. (a) Section 3.19(a) of the Disclosure Schedules contains a true and complete list of each retirement, employment, incentive, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program, including “employee benefits plans” within the meaning of Section 3(3) of ERISA, currently in effect and covering current or former employees of the Company, current or former directors of the Company or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, or contributed to by the Company or for which the Company has any liability (contingent or otherwise) (as listed in Section 3.19(a) of the Disclosure Schedules, each, a “Benefit Plan”).

34 (b) Except as set forth in Section 3.19(b) of the Disclosure Schedules, each Benefit Plan has been maintained, operated and administered in all material respects in accordance with the terms of such Benefit Plan and complies in form and in operation in all material respects with all Applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) (i) has received a favorable determination letter from the Internal Revenue Service or (ii) with respect to a master/prototype or volume submitter plan, can rely on an opinion or advisory letter from the Internal Revenue Service to the master/prototype or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that such Qualified Benefit Plan and the trust related thereto are exempt from federal Income Taxes under Sections 401(a) and 501(a), respectively, of the Code. (c) None of the Company, nor any ERISA Affiliate maintains, sponsors, contributes to, or has any obligation to contribute to, or otherwise has any Liability with respect to any a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA. (d) No non-exempt “prohibited transaction” (as defined in Section 4975 of the Code) has occurred with respect to any of the Benefit Plans that would subject the Company to any material Tax or penalty on prohibited transactions imposed by Section 4975 of the Code. (e) None of the Company, nor any ERISA Affiliate maintains, sponsors, contributes to, or has any obligation to contribute, or otherwise has any Liability with respect to: (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA) subject to Title IV of ERISA; (ii) a multiple employer plan as described in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA. (f) Complete and accurate copies of the following have been provided or made available to the Buyer: (i) material Benefit Plan documents together with all amendments thereto, and any related adoption agreements; (ii) the most recent summary plan description, if any, required under ERISA, or any material descriptions provided to employees or participants; (iii) each funding arrangement, related trust documents, insurance or group annuity contract relating to any Benefit Plan; (iv) the most recent favorable Internal Revenue Service determination and opinion and advisory letters, if applicable; (v) the most recent report filed on Form 5500; and (vi) all non-routine or material correspondence to and from any Governmental Authority with respect to a Benefit Plan. (g) Except as set forth in Section 3.19(g) of the Disclosure Schedules, and other than as required under Section 4980B of the Code or other Applicable Law, no Benefit Plan provides and none of the Company, nor any ERISA Affiliate has promised or committed to provide any retiree medical benefits or coverage. (h) Except as set forth in Section 3.19(h) of the Disclosure Schedules: (i) there is no pending or, to the Seller’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits) and (ii) no Benefit Plan has, within the three (3) years prior to the date hereof, been the subject of an audit by a Governmental Authority. (i) The consummation of the transactions contemplated by this Agreement alone, or in combination with any other event, will not give rise to any material Liability under any Benefit Plan, or accelerate the time of payment or vesting or increase the amount, or require the funding, of compensation or benefits due to any the Company employees (whether current, former or retired) or their beneficiaries under any Benefit Plan.

35 (j) Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations). (k) Neither the execution of this Agreement nor the consummation of the contemplated transactions by this Agreement will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. There is no contract that requires the payment of a Tax gross-up or reimbursement payment to any Person, including with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code. (l) The Company has complied in all respects with the applicable requirements of the Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010, and the Company is not liable, either directly or indirectly, for any employer shared responsibility payments or other penalties or Taxes on account of any employee, former employee or service provider under Sections 4980H, 6055 and 6056 of the Code. No Benefit Plan that constitutes a group health plan is self-insured. (m) All the Company’ employees and independent contractors have been properly classified for purposes of a Benefit Plan. Section 3.20 Employment Matters. (a) Section 3.20(a) of the Disclosure Schedules contains a list of all individuals who are employees, independent contractors or consultants of the Company, and sets forth for each such individual the following: (i) name, (ii) if an employee, such employee’s title or position (including whether full time or part time), if a contractor or consultant, a description of their services provided (iii) hire or retention date, (iv) current annual base compensation rate or hourly rate as applicable, (v) commission, bonus or other incentive-based compensation, (vi) exempt or non-exempt status for employees, (vii) U.S. state or foreign country location, and (viii) a description of the fringe benefits provided to each such individual as of the date hereof. (b) Except as set forth in Section 3.20(b) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, salaries, overtime, wage premiums, fees, commissions, bonuses, and other compensation payable to employees, independent contractors or consultants of the Company under Applicable Law, Contract, or the Company policy for services performed on or prior to the date hereof have been timely paid in full (except for any accrued and unpaid compensation reflected as Current Liabilities for purposes of calculating Working Capital), and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses. (c) The Company is not a party, bound by, covered by or negotiating any Labor Agreement or other Contract with a union, works council or labor organization (any such organization, a “Union”), and there is not, and there has not been, any Union representing or purporting to represent any employee of the Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. In the past five (5) years, no labor union, works council, other labor organization, or group of employees of the Company has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Seller’s Knowledge , threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Seller’s Knowledge in the past five (5) years there have been no labor organizing activities with respect to any employees of the Company. There has never been, nor has there been any threat of, any unfair labor practice charge, material labor grievance, material labor arbitration, strike, slowdown, work stoppage, lockout, concerted refusal to work overtime, handbilling, picketing, or

36 other similar labor disruption or dispute affecting the Company, or any of the Company’ employees. The Company do not have a duty to bargain with any Union. (d) Each of the Company, and the Selling Parties is and has been at all times in compliance with all Applicable Laws pertaining to employment and employment practices, and terms and conditions of employment, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights and benefits, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), wages and hours (including the classification of independent contractors and exempt and non-exempt employees), overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, pay transparency, whistleblowing, plant closures and layoffs (including the WARN Act), employee trainings and notices, automated employment decision tools and other artificial intelligence, COVID-19, affirmative action, and unemployment insurance. (e) All individuals characterized and treated by the Company as independent contractors or consultants, leased employee, or other non-employee service provider are and have been properly treated as independent contractors under all Applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified. (f) There are no Actions against the Company pending or, to the Seller’s Knowledge, threatened to be brought or filed by or with any Governmental Authority or arbitrator in connection with the employment or engagement of any current or former applicant, employee, consultant, volunteer, intern or independent contractor, leased employee, or other non-employee service provider of the Company, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment-related matter arising under Applicable Laws. (g) The Company has complied with the WARN Act. Except as set forth on Section 3.20(g) of the Disclosure Schedules, the Company has not within the past three (3) years, experienced a “plant closing,” “business closing,” or “mass layoff’ as defined in the WARN Act or any similar state or local Law or regulation affecting any site of employment of the Company one or more facilities or operating units within any site of employment or facility of the Company, and, during the ninety (90) day period preceding the date hereof, no employee of the Company has suffered an “employment loss,” as defined in the WARN Act, with respect to the Company. (h) To the Seller’s Knowledge, no current or former employee or independent contractor of the Company is in any material respect in violation of any term of any employment agreement, services agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company. (i) To the Seller’s Knowledge, no current employee of the Company with annualized compensation at or above $100,000, intends to terminate his or her employment with the Company prior to the one (1) year anniversary of the Closing. (j) The Company has promptly, thoroughly, and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations which any of them is aware. With respect to each such allegation, the Company has taken prompt corrective action reasonably calculated to prevent further improper action. The Company does not reasonably expect any material Liabilities with respect to any such allegations. To the Seller’s Knowledge, there are no allegations of harassment or

37 discrimination relating to officers, directors, employees, contractors, or agents of the Company, that, if known to the public, would bring the Company into material disrepute. (k) No employee layoff, facility closure or shutdown, reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Company has occurred since March 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19. (l) Except as set forth in Section 3.20(l) of the Disclosure Schedules, the Company is not subject to any affirmative action obligations under any Law, including, without limitation, Executive Order 11246, and the Company is not a government contractor or subcontractor so that it requires them to have any affirmative action obligations for purposes of any Law with respect to the terms and conditions of employment, including without limitation, the Service Contracts Act, as amended, or prevailing wage Laws. (m) Except as set forth in Section 3.20(m) of the Disclosure Schedules, to the Seller’s Knowledge,: (i) no employee of the Company is on a visa sponsored by the Company which visa will require continued sponsorship after the Closing; and (ii) the Company has not, within the past three (3) years, received a “no match” letter from the Social Security Administration or the Internal Revenue Service concerning any current or former employee of the Company. To the Seller’s Knowledge, a USCIS Form I- 9 has been properly prepared and retained for any United States employee of the Company as required by Law. To the Seller’s Knowledge, no such Form I-9 was improperly prepared or that false documentation was provided in connection with satisfying the requirements of such Form I-9. (n) To the Seller’s Knowledge, each third-party providing workers to the Company on a temporary, seasonal, leased or other basis is in compliance with all applicable labor and employment Laws. The Company has taken reasonable steps to ensure that it is not a single employer, joint employer or co- employer of any individuals with any third party. (o) The Company has complied with the CARES Act. The Company received PPP Loans. In submitting all documentation with respect to, and accepting the proceeds of, each PPP Loan, each of the Selling Parties, and the Company provided complete and accurate information and has complied with all of the requirements of the CARES Act, including the eligibility and certification requirements for such PPP Loan. None of the Selling Parties, nor the Company used any proceeds under the PPP Loans for any impermissible purpose. Each PPP Loan was forgiven in full in accordance with the provisions of the CARES Act. Section 3.21 Taxes. (a) Except as set forth on Section 3.21(a) of the Disclosure Schedules, all Tax Returns required to be filed on or before the Closing Date by or with respect to the Company, or the Seller have been timely filed (taking into account any extensions). Such Tax Returns are true, complete and correct in all material respects and were prepared in compliance with all Applicable Laws and regulations. None of the Company, nor the Seller is currently the beneficiary of any extension of time with which to file any Tax Return. All Taxes due and owing by the Company, or the Seller (whether or not shown as due on any Tax Return) have, except as set forth on Section 3.21(a) of the Disclosure Schedules, been timely and fully paid. (b) Each of the Company, and the Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, vendor, customer, equityholder or other party, and complied with all information reporting and

38 backup withholding provisions of Applicable Law. All forms W-2 and 1099 required with respect thereto have been properly completed in all material respects and timely filed. (c) No claim has been made by any Taxing Authority in any jurisdiction where the Company, or the Seller does not file Tax Returns that the Company, or the Seller is, or may be, subject to any Tax by such jurisdiction. (d) Except as set forth in Section 3.21(d) of the Disclosure Schedules, no extensions or waivers of any statutes of limitations have been given or requested with respect to any Taxes of the Company, other than extensions or waivers that have expired. (e) The amount of the Company’s Liability for unpaid Taxes (i) for all periods ending on or before the Balance Sheet Date, does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Interim Financial Statements and (ii) does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes established to reflect timing differences between book and Tax income, if any) set forth on the Interim Financial Statements (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income, if any), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. Since the Balance Sheet Date, the Company has not incurred any Liability for any Taxes arising from extraordinary gains or losses, as such terms are used in GAAP, outside the Ordinary Course of Business. (f) Except in connection with the Pre-Closing Reorganization, since the Balance Sheet Date, none of the Company, nor the Seller has made or rescinded any Tax election (except on filed Tax Returns that have been disclosed to the Buyer), changed any annual accounting period, adopted (except on filed Tax Returns that have been disclosed to the Buyer and set forth on Section 3.21(f) of the Disclosure Schedules) or changed any method of accounting or reversed any accruals (except as required by a change in Law or GAAP), filed any amended Tax Returns, signed or entered into any closing agreement or settlement, settled or compromised any claim or assessment of Tax liability, surrendered any right to claim a refund, offset or other reduction in Tax liability, consented to any extension or waiver of the limitations period applicable to any claim or assessment, in each case with respect to Taxes. (g) Section 3.21(g) of the Disclosure Schedules sets forth those taxable years, if any, for which examinations by the applicable Taxing Authorities with respect to the Company are presently being conducted. (h) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any Taxing Authority have been fully paid or otherwise resolved. (i) None of the Company, nor the Seller is a party to any Action by any Taxing Authority with respect to Taxes or Tax Returns of the Company, or the Seller, and there are no such Actions by any Taxing Authority that are pending or, to the Seller’s Knowledge, threatened. (j) The Company has delivered to the Buyer copies of all federal, state, local and foreign Income Tax Returns, examination reports and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2021. (k) There are no Encumbrances for Taxes (other than for Taxes not yet due and delinquent) upon the assets of the Company.

39 (l) The Company is not a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement, other than commercial agreements (such as leases) entered into in the Ordinary Course of Business and that primarily concern matters other than Taxes. (m) The Company is not a party to, or bound by, any closing agreement or offer in compromise with any Governmental Authority. (n) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Taxing Authority with respect to the Company, and there have been no requests for changes in any accounting method by any Governmental Authority with respect to the Company. (o) Neither the Company nor the Seller is or has been a member of an affiliated, combined, consolidated, unitary or similar Tax group for Tax purposes, other than the Predecessor Corporation at any time and the Company together with the Seller following the Pre-Closing Reorganization. The Company does not have any Liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise. (p) Neither the Company nor the Seller has agreed to make in any period beginning after December 31, 2021, nor is it required to make in any such period, any adjustment under Section 481 of the Code or any comparable provision of state, local or foreign Tax-related Laws by reason of a change in accounting method or otherwise. None of the Company, nor any Selling Party has taken any action that could defer a Liability for Taxes of the Company from any Pre-Closing Tax Period to any Post-Closing Tax Period. (q) Neither the Company nor the Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (r) Neither the Company nor the Seller is or has been a party to, or a promoter of, a “reportable transaction” or a “listed transaction” within the meaning of Section 6707A(c)(1) or Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2). (s) None of the assets of the Company are or were property that the Seller or any of the other Selling Parties is required to treat as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code. (t) To the extent required by Applicable Law, the Company has properly collected and remitted all sales, deferred sales and similar excise Taxes with respect to sales made to its customers, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by applicable sales and use Tax statutes and regulations. (u) For federal, state and local Income Tax purposes, (i) at all times since its formation until the Reorganization Date, the Predecessor Corporation had been classified as an “S corporation” within the meaning of Section 1361 of the Code and similar provisions of the state and local Law; (ii) from the Reorganization Date until the date of the Conversion, the Predecessor Corporation had always been classified as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code and similar provisions of the state and local Law; (iii) since the date of the Conversion, the Company is and always has been treated as a disregarded entity as described in Treasury Regulations Section 301.7701- 3(b)(1)(ii).

40 (v) All of the assets of the Company have been properly listed and described on the property Tax rolls (to the extent required to be listed) for all periods prior to and including the Closing Date, and no portion of the assets of the Company constitutes omitted property for property Tax purposes. (w) Except for the matters described on Section 3.21(w) of the Disclosure Schedules, there is no property or obligation of the Company, including uncashed checks to vendors, customers or employees, or non-refunded overpayments or credits, that is escheatable or payable to any state or municipality under any applicable escheatment or unclaimed property Laws or that may at any time become escheatable to any state or municipality under any such Laws. (x) None of the Company, nor the Seller will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for any taxable period ending on or prior to the Closing Date pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing; (iv) installment sale or open transaction disposition made prior to the Closing; (v) prepaid income received or accrued prior to the Closing; (vi) transaction that has the effect of deferring income, accelerating deductions or otherwise shifting the basis of taxation from one taxable period to another, (vii) Taxes pursuant to Sections 951 and 951A, (viii) election under Section 965(h) of the Code, or (ix) election made under Section 108(i) of the Code prior to the Closing Date. (y) None of the Company, nor the Seller is a party to any joint venture, partnership, other arrangement or Contract that may reasonably be expected to be treated as a partnership for U.S. federal Income Tax purposes. (z) Section 3.21(z) of the Disclosure Schedules sets forth the following the information with respect to the Company (whether occurring or applied for, as applicable): (i) any credits claimed pursuant to Section 2301 of the CARES Act; (ii) any payroll and employment taxes deferred pursuant to Section 2302(a) of the CARES Act or Notice 2020-65; (iii) any net operating losses carried back pursuant to Section 2303(b) of the CARES Act; (iv) any alternative minimum tax credits used pursuant to Section 2305 of the CARES Act; (v) any elections made pursuant to Section 2306 of the CARES Act; and (vi) any additional depreciation taken pursuant to Section 2307 of the CARES Act. (aa) Section 3.21(aa) of the Disclosure Schedules sets forth a true and complete list of elections that have been made (or are pending) or actions that have been taken (or are pending) by the Company pursuant to Sections 7001-7005 of the Families First Coronavirus Response Act. (bb) Each agreement, Contract, plan or other arrangement that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code that is currently maintained by the Company or to which any of the foregoing is a party (each, a “409A Plan”) in all material respects complies with and has been maintained in accordance with the requirements of Section 409A of the Code and any U.S. Department of Treasury or IRS guidance issued thereunder and no amount under any such 409A Plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. The Company has no obligation to reimburse or otherwise “gross-up” any Person for the interest or additional tax set forth under Section 409A(a)(1)(B) or the excise tax under Section 4999 of the Code. (cc) The provisions of Section 197(f)(9) of the Code and the Treasury Regulations thereunder will not prevent the assets of the Company that are intangible assets from qualifying as “amortizable section 197 intangibles” within the meaning of Section 197 of the Code in the hands of the Buyer.

41 (dd) The Pre-Closing Reorganization was conducted and completed in the manner set forth in the recitals of this Agreement. Section 3.22 Books and Records. The record books and ownership records of the Company, copies of which have all been provided to the Buyer, are complete and accurate and have been maintained in accordance with sound business practices. At the Closing, all of those books and records with respect to the Company will be in the possession of the Company. The business and accounting records of the Company (a) are accurate and complete, (b) reflect all discounts, rebates, and allowances granted with respect to the periods covered thereby and (c) have been maintained in the Ordinary Course of Business in accordance with customary business practices and form the basis for the Interim Financial Statements. Section 3.23 Brokers. Except as set forth in Section 3.23 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any of the Selling Parties, or the Company. Section 3.24 Relationship with Affiliates. Except as set forth in Section 3.24 of the Disclosure Schedules, no officer, employee, equity holder or Affiliate of the Company or, to the Seller’s Knowledge, individual related by blood, marriage or adoption to any officer or equity holder of the Company, or any Selling Party (a) has any interest in any property (real, personal or mixed and whether tangible or intangible), used in or pertaining to the Business as currently conducted or contemplated to be conducted, (b) except for the ownership of less than one percent (1%) of the outstanding common stock of a publicly- held corporation, owns of record or as a beneficial owner, an equity interest or any other material financial or profits interest in a Person that has had business dealings or a material financial interest in any transaction with the Company, or the Seller, (c) is a party to any Contract (except for employment and similar agreements) with the Company, or the Seller, including with respect to compensation or remuneration to be paid to such officer, equity holder or Affiliate in connection with this Agreement or the transactions contemplated hereunder or (d) is entitled to any payment or owed any other obligation by the Company after Closing. Section 3.25 Data Privacy. (a) The Company’s privacy policies, including their version number and date of effectiveness, and any related policies (collectively, “Privacy Policies”) have been made available to the Buyer. The collection, use, transfer, import, export, storage, disposal and disclosure by the Company of personally identifiable information, or other information relating to Persons protected by Law (collectively, “Personal Information”), have not violated any applicable U.S. or foreign Law relating to data collection, use, privacy or protection (collectively, “Data Laws”), contractual obligations of the Company, the Privacy Policies, or standards of any standards body to which the Company belongs. The Company has complied with, and is presently in compliance with, Data Laws and its Privacy Policies, which Privacy Policies comply with all Data Laws. The Company owns the data they collect or have a valid, contractual and legal right to collect and use the data collected in the manner currently used, and has used, such data. The consummation of the transactions contemplated by this Agreement will not result in the violation of any Data Laws or the Privacy Policies of the Company. (b) Except as set forth on Section 3.25(b) of the Disclosure Schedules, there is not and has not been any unauthorized access to, disruption of, or interference with Company information systems or any unauthorized access, use or disclosure of Company data, including Personal Information, or any other data breach, security incident, or adverse event or incident related to Company data, including Personal Information, in the custody and/or control of Company or, to the Seller’s Knowledge, any service provider, vendor or subcontractor of Company (collectively, a “Security Incident”).

42 (c) (i) There is no complaint, audit, proceeding, investigation or claim pending against or, to the Seller’s Knowledge, threatened against the Company (or any customers of the Company) by any Governmental Authority or by any Person respecting the collection, use, transfer, import, export, storage, disposal or disclosure of Personal Information by any Person and (ii) there have been no notices received or detection of any Security Incidents. The Company has not received any notice, allegation, or complaint alleging, a violation of any Data Laws by the Company, or their customers. The Company has not provided, nor has been required to provide under applicable Data Laws, a data breach notice to any Person relating to a Security Incident, and no circumstance has arisen in which Data Laws would require the Company to notify a Governmental Authority or any other Person of a Security Incident. Section 3.26 Powers of Attorney. Except as set forth in Section 3.26 of the Disclosure Schedules, there are no employees or agents of the Company who hold powers of attorney to act with respect to the Company, their assets, or the Business. Section 3.27 Indebtedness. Except as disclosed in Section 3.27 of the Disclosure Schedules, the Company does not have any Indebtedness. Section 3.28 Bank Accounts. Section 3.28 of the Disclosure Schedules includes a complete list of all deposit accounts maintained by the Company, including, for each such account, the name and address of the depository bank, the type of account, the account number and the authorized signatories under such account. Section 3.29 No Other Representations. Except for the representations and warranties contained in this Article III, neither the Seller nor the Equityholders nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Selling Parties. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer represents and warrants to the Selling Parties that the statements contained in this Article IV are true and correct as of the date hereof. Section 4.01 Organization and Authority of the Buyer. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. When each other Transaction Document to which the Buyer is or will be a party has been duly executed and delivered by the Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Buyer enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Section 4.02 No Conflicts; Consents. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation

43 or breach of, or default under, any provision of the certificate of formation, operating agreement or other organizational documents of the Buyer, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Buyer or (c) require the consent of, notice to or other action by, any Person under any Contract to which the Buyer is a party. No consent, approval, Permit or Governmental Order of, declaration or filing with or notice to, any Governmental Authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act. Section 4.03 Investment Purpose. The Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Buyer. Section 4.05 Legal Proceedings. There are no Actions pending or, to the Buyer’s knowledge, threatened against or by the Buyer or any Affiliate of the Buyer, including any Actions that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. Section 4.06 Sufficiency of Funds. The Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Closing Payment and consummate the transactions contemplated by this Agreement. Section 4.07 Non-Reliance. Except for the representations and warranties contained in Article III, the Buyer has not relied on any express or implied representation, warranty, statement or information of any nature, either written or oral, made by or on behalf of the Seller, the Equityholders or the Company, including any representation, warranty or statement as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law. Section 4.08 No Other Representations. Except for the representations and warranties contained in this Article IV, neither the Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer. ARTICLE V COVENANTS OF PARTIES Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Selling Parties shall, and shall cause the Company to, (x) conduct the business of the Company in the Ordinary Course of Business; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Selling Parties shall cause

44 the Company (and with respect to (a) and (i) below, as it relates to circumstances or Persons outside the reasonable control of the Selling Party, shall make commercially reasonable efforts to cause such circumstances or Persons) to: (a) preserve and maintain all of its Permits; (b) pay any and all debts, Taxes and other obligations when due; (c) maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (d) continue in full force and effect without modification (other than renewals in the Ordinary Course of Business) all Insurance Policies, except as required by Applicable Law; (e) defend and protect its properties and assets from infringement or usurpation; (f) perform all of its obligations under all Contracts relating to or affecting its properties, assets or business; (g) maintain its books and records in accordance with past practice; (h) comply in all material respects with all Applicable Laws; and (i) not take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur. Section 5.02 Access to Information. From the date hereof until the Closing, the Selling Parties shall, and shall cause the Company to, (a) afford the Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish the Buyer and its Representatives with such financial, operating and other data and information related to the Company as the Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Selling Parties and the Company to cooperate with the Buyer in its investigation of the Company. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Seller or the Company. No investigation by the Buyer or other information received by the Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Selling Parties in this Agreement. Section 5.03 No Solicitation of Other Bids. (a) The Selling Parties shall not, and shall not authorize or permit any of their Affiliates (including the Company) or any of their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate, or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Selling Parties shall immediately cease and cause to be terminated, and shall cause their Affiliates (including the Company) and all of their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Buyer or any of its Affiliates) concerning (x) a merger, consolidation, liquidation, recapitalization, share exchange, or other business combination

45 transaction involving the Company; (y) the issuance or acquisition of shares of Equity Interests of the Company; or (z) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets. (b) In addition to the other obligations under this Section 5.03, the Selling Parties shall promptly (and in any event within two (2) Business Days after receipt thereof by any Selling Party or its Representatives) advise the Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. (c) The Selling Parties agree that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer. Section 5.04 Notice of Certain Events. (a) From the date hereof until the Closing, the Selling Parties shall promptly notify the Buyer in writing of: (i) any fact, circumstance, event, or action of which a Selling Party is aware, the existence, occurrence, or taking of which (A) has had, or a Selling Party reasonably expects to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or a Selling Party reasonably expects to result in, any representation or warranty made by the Selling Parties hereunder not being true and correct or (C) has resulted in, or a Selling Party reasonably expects to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, including, but not limited to the HSR Act; and (iv) any Actions commenced or, to the Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting the Selling Parties or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the transactions contemplated by this Agreement. (b) Except as set forth in Section 5.19, the Buyer’s receipt of information pursuant to this Section 5.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Selling Party in this Agreement (including Section 8.02 and Section 9.01) and shall not be deemed to amend or supplement the Disclosure Schedules. Section 5.05 Confidentiality. From and after the Closing, each Selling Party shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its Representatives to hold, in confidence and not use any Confidential Information, whether written or oral, concerning the Company, the Buyer, any of the Buyer’s Affiliates or the Business, except that a Selling Party may use such Confidential Information to perform such Selling Party’s obligations pursuant to any consulting services provided to the Company, the Buyer or the Buyer’s Affiliates after the Closing and for the sole and

46 exclusive benefit of the Company, the Buyer or the Buyer’s Affiliates. If any Selling Party or any of his, her or its Affiliates or Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, such Selling Party shall promptly notify the Buyer in writing and shall disclose, or shall use its reasonable efforts to cause its Affiliates to disclose, only that portion of such Confidential Information which such Selling Party is advised by its counsel in writing is legally compelled to be disclosed. Section 5.06 Non-Competition; Non-Solicitation. (a) For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), each Selling Party (except, as applicable, in such Selling Party’s capacity as an employee or independent contractor of the Company, the Buyer, or the Buyer’s Affiliates and for the sole and exclusive benefit of the Company, the Buyer, or the Buyer’s Affiliates) shall not, and shall not permit any of his or its Affiliates to, directly or indirectly: (i) engage in (including without limitation as an employee, contractor, consultant, manager or owner) or assist others in engaging in a Competitive Business in the Restricted Area or participate in, invest in, acquire, manage, operate, conduct or control, in each case, whether as an individual, officer, partner, proprietor, employee, equityholder (other than solely as a holder of less than one percent (1%) of the outstanding capital stock of a corporation the shares of which are publicly traded on a national securities exchange or through a national market system), lender, creditor, consultant, advisor, contractor, joint venturer, representative, agent or other participant, any Competitor; (ii) solicit, hire, offer to hire, divert, entice away, encourage or in any other manner persuade, or attempt to do any of the foregoing, any Person who is, or at any time during the one-year period prior to the Closing Date was, an officer, manager, employee, consultant, advisor, contractor, representative or agent of the Company, or the Buyer (or its Affiliates) to accept employment with or provide services to a third party or to engage in any of the activities prohibited by this Agreement; provided, however, that nothing herein shall be deemed to prevent or restrict Peggy Cunningham at any time after the Closing from providing the Equityholders or their Affiliates, with accounting, bookkeeping and related services. (iii) solicit any customer, supplier, vendor, lessor, lessee, licensee, licensor or other business relation of the Company, or the Buyer (or its Affiliates) (each, a “Business Relation”) (A) to become a customer, supplier, vendor, lessor, lessee, licensee, licensor or other business relation, as applicable, of any Competitor or (B) to cease, terminate, fail to renew or materially reduce or alter its business relationship with the Company, or the Buyer (or its Affiliates); or (iv) solicit any prospective Business Relation to refrain from entering into, or materially reduce or alter the terms and conditions on which it enters into, a business relationship with the Company, or the Buyer (or its Affiliates). (b) Each Selling Party acknowledges that a breach or threatened breach of the obligations set forth in Section 5.05 or this Section 5.06 would give rise to irreparable harm to the Buyer, the Company, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Selling Party of any such obligations, the Buyer, the Company shall, in addition to any and all other rights and remedies that may be available thereto in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

47 (c) Each Selling Party acknowledges that the covenants in this Section 5.06 are reasonable and necessary to protect the legitimate interests of the Buyer, the Company, and constitute a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.06 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by Applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by Applicable Law. The covenants contained in this Section 5.06 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 5.07 Non-Disparagement. Except as necessary to pursue or defend any claims under this Agreement or any other Transaction Documents, for a period of five (5) years commencing on the Closing Date, no Selling Party shall make any defamatory, negative or disparaging statements regarding the Company or the Buyer, as it relates to the Company. Section 5.08 Governmental Approvals and Consents. (a) The Parties shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the HSR Act) required under any Law applicable to such party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Transaction Documents, including by responding to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or the Transaction Documents. Each Party shall cooperate fully with the other Parties and their Affiliates in promptly seeking to make such filings and submissions and obtain all such consents, authorizations, orders and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. The Buyer shall be responsible for and shall pay all filing fees required for the filings made pursuant to the HSR Act under this Section 5.08. (b) The Selling Parties and the Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.02 of the Disclosure Schedules and on Exhibit II. (c) If any consent, approval, or authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained prior to the Closing, the Selling Parties shall, subsequent to the Closing, reasonably cooperate with the Buyer, the Company, in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. (d) In connection with the foregoing, the Buyer and the Selling Parties will, unless prohibited by Applicable Law or by a Governmental Authority, cooperate using commercially reasonable efforts to: (i) promptly and fully inform the other party of any written or oral communication received from or given to any Governmental Authority relating to any inquiry, investigation, or proceeding relating to the Transaction or any filing submitted to any Governmental Authority;

48 (ii) allow the other party to review in advance and, to the extent practicable, consult with one another on and consider in good faith the views of the other with respect to any substantive written communication or submission to any Governmental Authority relating to any inquiry, investigation, or proceeding relating to the Transaction; (iii) consult with the other party in advance of any substantive meeting or discussion with any Governmental Authority regarding any filing, inquiry, or investigation relating to the Transaction and give the other party reasonable notice and an opportunity to attend and participate; and (iv) promptly provide the other a copy of any written communication or filing received from or provided to any Governmental Authority regarding the Transaction (subject to Applicable Laws regarding privilege), provided that no privileged information or information that is deemed to be competitively sensitive is required to be shared, but may be on a confidential, counsel-to-counsel only basis; and (v) discuss with each other the strategies, tactics and process relating to applicable Antitrust Laws, including negotiation of timing and settlement (if any) with a Governmental Authority, provided if there is a disagreement, the Buyer’s decision controls. (e) Notwithstanding the foregoing, nothing in this Section 5.08 shall require, or be construed to require, the Buyer or any of its Affiliates to (i) agree to any material modification or waiver of the terms and conditions of this Agreement; (ii) respond to a request for additional information or documentary material under 15 U.S.C. 18(a)(e)(1) and 16 C.F.R. 803.20; (iii) commence or participate in any litigation, action, suit, proceeding, hearing, claim, or arbitration; (iv) agree to sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Buyer, the Company, or any of their respective Affiliates; (v) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to the Buyer of the transactions contemplated by this Agreement; (vi) agree to accept any requirement that it or its Affiliates provide prior notice to, or obtain approval from, any Governmental Authority with respect to a future acquisition or transaction; or (vii) offer or grant any accommodation (financial or otherwise) to any third party or incur any material out-of-pocket cost or liability unless expressly required under the terms of this Agreement. Section 5.09 RWI Policy. Contemporaneous with the Buyer entering into this Agreement and effective as of the date hereof, the Buyer will enter into a binder agreement (and provide to Seller a true, correct and complete copy thereof) with respect to the issuance of the RWI Policy, such binder agreement being in the form attached in Exhibit V. The Buyer will comply with all terms of such binder agreement to cause the proper and timely issuance of the RWI Policy and the Buyer will use commercially reasonable efforts to cause the RWI Policy to be properly issued to the Buyer as soon as practicable after Closing. The Buyer will ensure that the RWI Policy is not at any time amended, waived or otherwise modified in a manner adverse to the Seller (including by requiring and maintaining the waiver of subrogation included therein, which shall not apply in the case of Fraud) without the prior written consent of the Seller. The Buyer shall pay or cause to be paid, all costs and expenses related to the RWI Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses of such policy; provided, that the Seller shall pay or cause to be paid fifty percent (50%) of such costs and expenses of the RWI Policy, which amount shall be characterized as a Seller Transaction Expense. Section 5.10 Books and Records.

49 (a) In order to facilitate the resolution of any claims made against or incurred or asserted by any Selling Party prior to the Closing, or for any other reasonable purpose, for a period of three (3) years after the Closing, the Buyer shall: (i) cause the Company to retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices; and (ii) upon reasonable notice, afford the Seller and its Representatives reasonable access (including the right to make, at the Seller’s sole expense, photocopies), during normal business hours, to such books and records; provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI. (b) None of the Buyer nor the Company, on the one hand, nor any Selling Party, on the other hand, shall be obligated to provide any other Party with access to any books or records pursuant to this Section 5.10 where such access would violate any Law. Section 5.11 Closing Conditions. From the date hereof until the Closing, each Party shall, and the Selling Parties shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII. Section 5.12 Public Announcements. Unless otherwise required by Applicable Law (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Buyer, on the one hand, and the Seller, on the other hand, in each case, which consent shall not be unreasonably withheld or delayed. The Parties anticipate making a public announcement and shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, the Buyer and its Affiliates shall have the right to make any public announcements or disclosures in respect of this Agreement and the transactions contemplated hereby to the extent such announcements or disclosures are required under, or otherwise necessary for the Buyer or any of its Affiliates to comply with, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any other federal or state securities Laws applicable to the Buyer or any of its Affiliates, or any listing agreement with or rule of any national securities exchange to which the Buyer or any of its Affiliates is subject. Section 5.13 Pre-Closing Reorganization. The Selling Parties shall execute (or cause to be executed) and complete (or cause to be completed) the Pre-Closing Reorganization. The Selling Parties shall use commercially reasonable efforts to complete the Pre-Closing Reorganization at least ten (10) days prior to the Closing Date. Section 5.14 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 5.15 Releases. As of the Closing, each Selling Party, for himself or itself and his or its personal Representatives, heirs, successors and assigns (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges the Buyer, the Company, and ach of their respective predecessors, successors, direct and indirect subsidiaries and past and present equityholders, Affiliates, shareholders, members, managers, directors, officers, employees, agents and other representatives (collectively, the “Released Parties”) from any and all Actions, audits, lawsuits, litigation, arbitration or other proceedings

50 (in each case, whether civil, criminal or administrative) pending by or before any Governmental Authority, claims, demands, debts, agreements, obligations, promises, judgments and Liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses and attorneys’, brokers’ and accountants’ fees and expenses and claims against any directors and officers for indemnification claims under any Contracts or organizational documents of the Company), arising out of or related to their ownership interest in or to the Company or their employment with the Company, including events, facts, conditions or circumstances in connection therewith and existing or arising on or prior to the Closing Date, which any of the Releasors can, shall or may have against any of the Released Parties, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated, including indemnification claims relating to pre-Closing activities (collectively, the “Released Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any Action, audit, lawsuit, litigation, arbitration or other proceeding (in each case, whether civil, criminal or administrative) of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim. Notwithstanding the preceding sentence of this Section 5.15, “Released Claims” do not include, and the provisions of this Section 5.15 shall not release or otherwise diminish, (a) the obligations of any Party set forth in or arising under any provision of this Agreement or the other Transaction Documents or (b) in connection with the Releasors’ status as an employee of the Company, if applicable, any unpaid base salary owed to such Releasor by the Company, all benefits accrued to such Releasor in the Ordinary Course of Business and all reasonable unreimbursed business expenses of such Releasor incurred in the Ordinary Course of Business and in compliance with the Company’s policies related thereto, or (c) any right of the Releasors to indemnification, reimbursement or advancement of expenses under applicable law or the provisions of the organizational documents of the Company (or any directors’ and officers’ liability insurance policy maintained by the Company in respect of the same) if any Releasor is made a party to an Action as a result of such Releasor’s status as an officer, director or employee of the Company with respect to any act, omission, event or transaction occurring prior to the Closing. Section 5.16 Securities Filings. The Parties each acknowledge that Buyer may be required to include audited and interim financial statements of the Company in a Current Report on Form 8-K (“Form 8-K”), filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and any registration statement filed with the SEC by Buyer pursuant to the Securities Act. To the extent that Buyer is required to file any such financial statements of the Company with the SEC in connection with Buyer’s acquisition of the Company, Selling Parties will cooperate with Buyer after the Closing Date in providing any information of documentation in the Selling Party’s possession that is reasonably requested by Buyer. Section 5.17 Retirement Plan Matters. The Selling Parties shall provide evidence, reasonably satisfactory to the Buyer, that the Company has ceased their sponsorship of, participation in, obligation to contribute to and terminated the Petersen Industries Retirement Savings Plan (the “Company Retirement Plan”), effective at least one day prior to the Closing. The Selling Parties, at their sole cost and expense, shall take all other actions as may be necessary to implement the termination of the Company Retirement Plan in a manner that complies with all Applicable Law, including, but not limited to (i) timely and properly adopting (x) corporate resolutions approving plan termination, and (y) a plan termination amendment; (ii) making, as soon as administratively feasible, the final employee and employer contributions to such Company Retirement Plan on account of compensation earned up through the plan termination effective date; (iii) preparing and submitting annual reports (Form 5500); (iv) timely providing any required notices to participants, trustees and administrators; and (v) processing the final distribution of plan assets and final wind-up of the Company Retirement Plan. The actions contemplated by this Section 5.17 shall be subject to the review and consent of the Buyer, which consent shall not be unreasonably withheld. Section 5.18 Employee Matters

51 (a) For a period of at least one year following the Closing Date, with respect to each individual who is employed by the Company immediately prior to the Closing Date and whose employment continues by operation of law following the Closing Date (each, a “Continuing Employee”), Buyer shall (i) provide, or cause the Company to provide, each such Continuing Employee with a total compensation package (including bonus and other incentive compensation opportunities) that is, in the aggregate, substantially comparable to the total compensation package such employees received as of immediately prior to the Closing and such other compensation as is required by Applicable Law; and (ii) maintain, or cause the Company to maintain, the Petersen Industries, Inc. Health & Welfare Benefits Plan (the “Company Health & Welfare Plan”) in existence on the Closing Date or otherwise make available to the Continuing Employees benefit plans, programs and arrangements with benefits that are substantially similar in the aggregate to the benefit programs and arrangements made available to such Continuing Employees under the Company Health & Welfare Plan immediately prior to the Closing Date. For purposes of determining eligibility to participate or levels of benefits or entitlement to benefits under Buyer’s benefit plans, programs and arrangements or the Employee Plans maintained by the Company following the Closing (but not for purposes of any benefit accrual under a defined benefit retirement plan or retiree benefit plan or the extent such credit would result in a duplication of benefits for the same period of service), each Continuing Employee shall be credited with all the years of service for which the Continuing Employee was credited under the comparable Benefit Plan prior to the Closing Date and any pre-existing condition, actively-at- work, or similar requirement under any such benefit plans, programs or arrangements shall be waived, by the plan sponsor with respect to Continuing Employees to the extent allowed thereunder and under applicable Law. (b) Seller shall cause Company and Texas P&L to take all such action as may be necessary to completely cease Texas P&L’s participation in and obligation to contribute to any Benefit Plans sponsored, maintained and contributed to by the Company, effective not later than one day before the Closing Date. (c) Nothing contained in this Section 5.18, express or implied, (i) is intended to confer upon any Continuing Employee or any other Person any right to continued employment or any particular term or condition of employment for any period, (ii) will prohibit or limit the ability of the Buyer or the Company or any of their respective Affiliates from amending, modifying or terminating any benefit or compensation plan, program, policy, Contract, agreement or arrangement (including any Benefit Plan or any New Plan) at any time assumed, established, sponsored or maintained by any of them or (iii) will constitute an amendment to or any other modification of any New Plan or Benefit Plan or other benefit or compensation plan, program, policy, Contract, agreement or arrangement. Further, this Section 5.18 will be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 5.18, express or implied, is intended to confer upon (nor shall it confer upon) any other Person any rights or remedies of any nature whatsoever (including any third-party beneficiary rights) under or by reason of this Section 5.18. Section 5.19 Supplement to Disclosure Schedules. From time to time prior to the Closing, the Selling Parties shall promptly deliver to the Buyer a supplement to the Disclosure Schedules specifying any new fact or condition that (a) first arises after the date of this Agreement; and (b) that the Selling Parties reasonably believe would require a change in the Disclosure Schedules in order for the condition set forth in Section 7.02(a) to be satisfied at Closing (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall (i) not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement for purposes of termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.02(a) have been satisfied; and (ii) shall provide the Buyer with the right to terminate this Agreement without penalty; provided, however, that if the Buyer does not elect to terminate this Agreement within ten (10) Business Days of its receipt of a Schedule Supplement, then the Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to the new matter(s) disclosed on such Schedule Supplement and,

52 further, shall have irrevocably waived its right to indemnification under Section 8.02(a) with respect to the new matter(s) disclosed on such Schedule Supplement. ARTICLE VI TAX MATTERS Section 6.01 Tax Covenants. (a) Without the prior written consent of the Buyer, and except as required by Applicable Law, the Selling Parties shall not make, change or rescind any Tax election, amend any Tax Return, or settle any claim or assets in respect to Taxes that would (i) reduce the Tax benefits available to the Buyer on or after Closing, (ii) give rise to a Tax liability to the Buyer, the Company, or (iii) give rise to a claim for indemnification for which the Buyer is liable. Unless otherwise required by Law, none of the Buyer, the Company, or any of theirs Affiliates shall (or shall cause or permit any other Person to) without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed): (i) amend, re-file, file or otherwise modify any Tax Return relating in whole or in part to the Company with respect to any Pre-Closing Tax Period, Straddle Period, or any portion of either; (ii) file any ruling or request with any Taxing Authority that relates to Taxes or Tax Returns of the Company for a Pre-Closing Tax Period; or (iii) extend any statute of limitations with respect to any Pre-Closing Tax Period. (b) All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (the “Transfer Taxes”) shall be borne and paid one-half by the Selling Parties and one-half by the Buyer. Buyer shall pay Seller such one-half of the Transfer Taxes at least five (5) Business Days before such Transfer Taxes are due. If the Buyer so timely delivers such Transfer Taxes, Seller shall submit the applicable Transfer Taxes when due. The Selling Parties shall, at their own expense, timely file any Tax Return or other document with respect to Transfer Taxes therewith and shall immediately provide the Buyer with copies of the necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and the parties hereto will cooperate with each other in preparing and filing any other Tax Returns and other documentation required pursuant to this Agreement. Section 6.02 Preparation of Tax Returns. The Seller shall, at its expense, prepare or cause to be prepared, and timely file or cause to be timely filed, in each case, in accordance with Applicable Law, all Tax Returns required to be filed by or with respect to the Company that pertain to Income Taxes for the Pre-Closing Tax Period regardless of when they are to be filed (each, a “Seller Tax Return”) and shall cause the Company to timely pay all Taxes with respect thereto. The Seller Tax Returns shall be prepared in accordance with the Company’s prior practice, except as required by Applicable Law. The Seller shall deliver to the Buyer a copy of such Tax Returns (together with schedules, statements and reasonably requested supporting documentation) at least twenty-five (25) days prior to the date on which such Tax Return is required to be filed (including applicable extensions), or as soon as reasonably possible if such Tax Return is required to be filed within ninety (90) days following the Closing Date. The Seller shall consider the Buyer’s written comments on any Seller Tax Return prior to filing such Tax Return with the applicable Taxing Authority. The Buyer shall, at its own expense or, following the Closing, at the expense of the Company, cause the Company to prepare and file all Tax Returns required to be filed by or with respect to the Company other than Seller Tax Returns (each, a “Buyer Tax Return”). Except as required by Applicable Law, (a) any Buyer Tax Return shall apply the interim closing method and the calendar day convention set forth under Treasury Regulations Section 1.706-4 to the extent possible, and (b) any Buyer Tax Return for a Straddle Period shall be prepared in accordance with the Company’s prior practice. In the case of any Seller Tax Return or Buyer Tax Return that is due after the Closing Date, the Seller shall pay to the Company, no later than five (5) days prior to the due date of such Tax Return, all Taxes reported as

53 due from the Company on such Tax Return, to the extent that Seller is liable for such Taxes under this Agreement (including, Pre-Closing Taxes and Straddle Period Taxes). Section 6.03 Termination of Existing Tax Sharing Agreements. The Selling Parties shall cause any and all existing Tax sharing agreements (whether written or not) binding upon the Company (other than the agreements set forth in Section 6.03 of the Disclosure Schedules, for which Tax sharing or similar agreements are not a principal purpose) to be terminated as of the Closing Date, such that after such date the Company shall not have any further Liabilities thereunder. Section 6.04 Tax Indemnification. (a) Subject to Section 8.04, each of the Selling Parties, jointly and severally, shall indemnify the Company, the Buyer and each of the Buyer Indemnitees, and hold them harmless from and against any Loss attributable to, (a) any breach of or inaccuracy in any representation or warranty made in Section 3.21, (b) any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Article VI, (c) any and all Taxes of any of the Selling Parties for any Tax period, (d) any and all Taxes of the Company for all Pre-Closing Tax Periods and the Pre-Closing portion of a Straddle Period, (e) any and all Taxes of any member of an affiliated, consolidated, combined, unitary or similar group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date (including any such Taxes imposed on the Company under Treasury Regulations Section 1.1502-6 or any comparable provision of foreign, state or local Law), (f) any and all Taxes of any Person imposed on the Company arising under principles of transferee or successor Liability, by Contract or otherwise, relating to a transaction of the Company occurring before the Closing Date, (g) any and all Taxes imposed on the Company for a Pre-Closing Tax Period under Sections 951, 951A and 965 of the Code, and (h) any and all Taxes for which any of the Selling Parties is liable pursuant to Section 6.01 and Section 6.02, in each of the above cases, together with any out-of-pocket fees and expenses (including reasonable attorneys’ and accountants’ fees) incurred in connection therewith. The Selling Parties shall reimburse the Buyer for any Taxes of the Company that are the responsibility of any of the Selling Parties pursuant to this Section 6.04 within ten (10) Business Days after agreed to or finally adjudicated in accordance with Section 8.06. (b) If the Company did not file a Tax Return in a Tax jurisdiction related to a Pre-Closing Tax Period, and such Tax Return was legally required to have been filed, then, in connection with any indemnity claim under Section 8.2, Buyer may prepare and file such Tax Return and/or enter into a voluntary disclosure arrangement(s) with the applicable Tax jurisdiction to mitigate potential penalties and other costs, provided, however, that the Buyer shall keep the Seller fully apprised of all aspects of any such filings, shall consult with the Seller regarding any such filings in advance of filing same, if feasible, and shall make commercially reasonable efforts to incorporate suggestions proposed by the Seller. For the avoidance of doubt, the foregoing shall not be deemed to expand the indemnification obligations of the Selling Parties as set forth in Section 6.04(a) or Article VIII. Further, to the extent a colorable argument exists that a Tax Return was not required to be filed in the Pre-Closing Tax Period, or such Tax Return related to income tax payable by the Equityholders, the Selling Parties shall not be liable to the Buyer hereunder, whether pursuant to an indemnity claim or otherwise, for Tax due with respect to such Tax Returns, unless the assessment of such Tax or the claim that such Tax is due or such return was required to be filed initiated from the Governmental Authority to which the Tax may be owed, as opposed to being initiated by the Company, including for example, through the voluntary filing of a Pre-Closing Tax Period Tax Return or the Company’s initiation of a voluntary disclosure arrangement. For the avoidance of doubt, Selling Parties shall be liable for any Taxes assessed on the Company or the Buyer for any Pre-Closing Tax Period in the event of an audit, examination, nexus inquiry, or nexus questionnaire or any other written

54 inquiry from a Governmental Authority about a Pre-Closing Tax Period pursuant to the Buyer’s compliance with filing and reporting requirements for periods after Closing Date. Section 6.05 Straddle Period. In the case of any Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are treated as Taxes of the Company for Pre-Closing Tax Periods for purposes of this Agreement shall be: (a) in the case of any Taxes based upon or related to income, gains or receipts (including sales and use Taxes), or employment or payroll Taxes, deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date; provided, that any franchise Taxes or other Taxes providing the right to do business shall be allocated to the period during which the income, operations, assets or capital comprising the base of such Taxes is measured, regardless of whether the right to do business for another period is obtained by the payment of such Taxes; and provided, further, that for the avoidance of doubt, all employer-side payroll, employment or similar Taxes that are payable with respect to any Seller Transaction Expenses (without duplication of the obligations with respect to Seller Transaction Expenses) will be treated as Taxes of the Company for a Pre-Closing Tax Period and all Seller Transaction Expenses shall be treated as an expense of the Company for the Pre-Closing Tax Period; and (b) in the case of any Taxes other than Taxes based upon or related to income, gains, or receipts (including sales and use Taxes), or employment or payroll Taxes, deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period. Section 6.06 Tax Contests. The Buyer agrees to give written notice to the Seller of the receipt of any written notice by the Company, the Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by the Buyer pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect the Buyer’s right to indemnification hereunder, except and only to the extent that the rights or defenses available to the Selling Parties with respect to such claim are forfeited or materially prejudiced by reason of such failure. The Seller shall have the right, upon giving written notice to the Buyer, to control the contest or resolution of any Tax Claim with respect to a Tax period that ends on or prior to the Closing Date; provided, however, that Seller shall keep the Buyer reasonably informed of the progress of any Tax Claim, and Seller shall obtain the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Tax Claim or ceasing to defend such Tax Claim, and, provided further, that the Buyer shall be entitled to participate in the defense of any such Tax Claim (and to control the contest or resolution of any such Tax Claim where the Seller has not exercised its right to control such Tax Claim) and to employ counsel of its choice for such purpose, and (solely with respect to the portion of the contest or resolution of a Tax Claim that the Seller has exercised its right to control such Tax Claim) the fees and expenses of which separate counsel shall be borne solely by the Buyer. Buyer shall have the right to control, at the Company’s expense, all other Tax Claims relating to the Company; provided that Buyer shall not settle or compromise any Tax Claim with respect to a Straddle Period without the prior written consent of Seller, which such consent shall not to be unreasonably withheld, conditioned, or delayed. Section 6.07 Cooperation and Exchange of Information. The Selling Parties and the Buyer shall provide each other with such cooperation and information as any of them reasonably may request in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of any Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each of the Selling Parties and

55 the Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in such Person’s possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other Parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records or other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, the Selling Parties or the Buyer (as the case may be) shall provide each other with reasonable written notice and offer each other the opportunity to take custody of such materials. Section 6.08 Total Consideration Allocation. The Total Consideration (as determined for tax purposes, the “Total Tax Consideration”) received by Seller shall be allocated among the assets of the Company and the non-competition and non-solicitation covenants in Section 5.06 (i) in a manner consistent with the allocation methodology set forth in Schedule 6.08 (the “Allocation Methodology”) and Sections 338 and 1060 of the Code and the regulations thereunder; and (ii) in accordance with IRS Form 8594, a draft of which the Buyer shall prepare and deliver to the Seller within forty-five (45) days after the Closing Date. Within thirty (30) days of receipt of the IRS Form 8594 prepared by Buyer, Seller shall have the opportunity to review and comment on Buyer’s version of IRS Form 8594. Buyer agrees to consider all Seller’s reasonable and timely submitted comments and, provided that Seller has timely submitted comments to Buyer, the Parties shall thereafter work in good faith to promptly agree to a final version of IRS Form 8594 that is consistent with this Section 6.08 in all respects, upon which Selling Parties shall promptly deliver to Buyer an executed copy of the finally agreed upon IRS Form 8594 to Buyer. The Buyer and the Selling Parties each agree to file IRS Form 8594, and all related United States federal, state and local, and non-U.S., Tax Returns consistent with the purchase price allocation contained in IRS Form 8594. The Buyer and the Selling Parties each agrees to provide the other promptly with any other information required to complete IRS Form 8594. Furthermore, any event occurring post-Closing that requires a purchase price adjustment will result in both the Buyer and each Selling Party amending Form 8594 as may be required under the Code and regulations thereunder in a manner consistent with the Allocation Methodology to the extent possible. The Parties shall file all Tax Returns and take all Tax positions consistent with the purchase price allocation contained in IRS Form 8594, and no Party shall take a position on any Tax Return or any proceeding with respect to Taxes inconsistent with such treatment, unless otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the Code (or any similar provision of state, local or non-U.S. Law. Section 6.09 Pre-Closing Tax Refunds. In the event the Company receives a cash Tax refund for Tax applicable to the Pre-Closing Tax Period, such refund shall be paid promptly by the Company to the Seller (and the Company shall not, and Buyer shall not permit the Company to, apply any such right to a refund against Taxes for any Post-Closing Tax Period), net of any reasonable costs and expenses (including Taxes) incurred in connection with obtaining such refund. In the event the Company is entitled to reduce its Tax obligation after Closing on account of a Tax credit earned (in lieu of a cash refund) or cash deposit paid (e.g. prepaid municipal taxes) prior to Closing, the Company shall pay the amount of such credit or deposit to the Seller within ten (10) days after applying such credit, or deposit, net of any reasonable costs and expenses (including Taxes) incurred in connection with obtaining such credit. To the extent that such Tax refund (or credit in lieu of Taxes) applicable to a Pre-Closing Tax Period are, subsequent to payment to the Seller, reduced or disallowed by a Governmental Authority as a result of any audit, examination or otherwise, then Seller shall promptly pay such amounts, together with any interest and penalties imposed in connect therewith, to Buyer. Section 6.10 Intended Tax Treatment. Notwithstanding any other provision of this Agreement, the Parties intend that, for U.S. federal Income Tax purposes (and applicable state, local and non-U.S. Income Tax purposes), the sale of the Membership Interests to the Buyer shall be treated as a

56 taxable sale of assets (the “Intended Tax Treatment”). The Parties agree not to report or take any tax position for U.S. federal Income Tax purposes (and applicable state, local and non-U.S. Income Tax purposes) that is inconsistent with the Intended Tax Treatment. Section 6.11 Survival. Notwithstanding anything in this Agreement to the contrary (including Section 8.01), the provisions of Section 3.21 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof). Section 6.12 Overlap. To the extent that any obligation or responsibility pursuant to Article VIII may overlap with any obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern. ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) The filings of the Buyer and the Seller pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated. (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. (c) The Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Exhibit II, in each case, in form and substance reasonably satisfactory to the Buyer and the Seller, and no such consent, authorization, order and approval shall have been revoked. Section 7.02 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Buyer’s waiver, at or prior to the Closing, of each of the following conditions: (a) Other than the representations and warranties of the Selling Parties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, subsection (a) and (b) of Section 3.05 and Section 3.23, the representations and warranties of the Selling Parties contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Selling Parties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, subsection (a) and (b) of Section 3.05 and Section 3.23 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

57 (b) The Selling Parties shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, the Selling Parties shall have performed such agreements and covenants, as so qualified, in all respects. (c) No Action shall have been commenced against the Buyer, the Selling Parties, or the Company, which would prevent the Closing. (d) All approvals, consents and waivers that are listed on Exhibit II shall have been received, and executed counterparts thereof shall have been delivered to the Buyer at or prior to the Closing. (e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect. (f) The Selling Parties shall have delivered, or caused to be delivered, to the Buyer each of the items set forth in Section 2.07(a). (g) The Buyer shall have obtained and bound the RWI Policy on the terms and conditions set forth on Exhibit V. (h) The Selling Parties shall have delivered to the Buyer such other documents or instruments as the Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement. Section 7.03 Conditions to Obligations of the Selling Parties. The obligations of the Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Selling Parties' waiver, at or prior to the Closing, of each of the following conditions: (a) Other than the representations and warranties of the Buyer contained in Section 4.01 and Section 4.04, the representations and warranties of the Buyer contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Buyer contained in Section 4.01 and Section 4.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) The Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, the Buyer shall have performed such agreements and covenants, as so qualified, in all respects. (c) The Buyer shall have delivered, or caused to be delivered, to the Selling Parties each of the items set forth in Section 2.07(b).

58 (d) The Buyer shall have delivered to the Selling Parties such other documents or instruments as the Selling Parties reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is fifteen (15) months after the Closing Date (the “General Representations Survival Period”); provided, that the representations and warranties in Section 3.01 (Organization and Qualification of the Company), Section 3.02 (Authority of the Selling Parties), Section 3.03 (Capitalization; Ownership), Section 3.04 (Subsidiaries), subsections (a) and (b) of Section 3.05 (No Conflicts; Consents), the first two sentences of Section 3.10(a) (Title to Assets; Real Property), Section 3.21 (Taxes), Section 3.23 (Brokers), Section 3.24 (Relationship with Affiliates), Section 3.27 (Indebtedness) and Section 4.07 (Non-Reliance) (collectively, the “Fundamental Representations”) shall survive the Closing and shall remain in full force and effect until the date that is the later of: (i) the expiration of the applicable statute of limitations and (ii) the date that is six (6) years after the Closing Date (the “Fundamental Representations Survival Period”); provided, however, that any such representations and warranties that are covered by the RWI Policy shall survive for the entire term of the RWI Policy; further provided however, that Buyer hereby agrees that the liability of the Selling Parties in respect of a breach or inaccuracy thereof discovered or first claimed after the expiration of the General Representations Survival Period or the Fundamental Representations Survival Period, as applicable, shall be $0, other than as it pertains to Fraud as set forth below. Notwithstanding anything herein to the contrary, the representations and warranties in Section 4.01 (Organization and Authority of the Buyer) and Section 4.04 (Brokers) shall survive the Closing and shall remain in full force and effect until the date that is sixty (60) days after the expiration of the applicable statute of limitations. All covenants and agreements of the Parties contained herein shall survive the Closing for the period explicitly specified therein, or if no period is specified, then indefinitely. Any claims involving Fraud shall not be barred by the expiration of the survival period of the relevant representation or warranty included herein or otherwise and shall be able to be brought at any time after the Closing. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the survival period for the relevant representation or warranty and such claims shall survive until finally resolved. Section 8.02 Indemnification by the Selling Parties. Subject to the other terms and conditions of this Article VIII, and not in duplication of any indemnity pursuant to Section 6.04, each of the Selling Parties, jointly and severally, shall indemnify and defend the Buyer and each the Buyer’s Affiliates (including the Company) and each of their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of the Buyer Indemnitees based upon, arising out of, relating to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of any of the Selling Parties contained in this Agreement, any of the other Transaction Documents or in any certificate or instrument delivered by or on behalf of any of the Selling Parties pursuant to this Agreement or the other Transaction Documents, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

59 (b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by any of the Selling Parties pursuant to this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of any Selling Party pursuant to this Agreement or the other Transaction Documents; (c) any Indebtedness of the Company that is not paid as of the Closing, only to the extent such Indebtedness has not been settled pursuant to the consideration adjustment procedures set forth in Section 2.05 and the final determination of the Final Closing Payment; (d) any Seller Transaction Expenses that are not paid as of the Closing, only to the extent such Seller Transaction Expenses have not been settled pursuant to the consideration adjustment procedures set forth in Section 2.05 and the final determination of the Final Closing Payment; and (e) the matters specified on Schedule 8.02(e). Section 8.03 Indemnification by the Buyer. Subject to the other terms and conditions of this Article VIII, the Buyer shall indemnify and defend each Selling Party and his or its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of the Seller Indemnitees based upon, arising out of, relating to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of the Buyer pursuant to this Agreement or the other Transaction Documents, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); and (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Buyer (or, with respect to the post-Closing period, the Company) pursuant to this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of the Buyer pursuant to this Agreement or the other Transaction Documents. Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations: (a) The Buyer Indemnitees may use the funds available in the Indemnity Escrow Account to satisfy all or any portion of the retention under the RWI Policy in the event of any indemnifiable Losses under Section 8.02(a). (b) The Buyer Indemnitees may recover for indemnifiable Losses under Section 8.02(a) and Section 6.04(a), from the Indemnity Escrow Account and the RWI Policy, which together shall be the Buyer Indemnitees’ sole and exclusive sources of recovery against the Selling Parties for breaches of or inaccuracies in the representations and warranties contained in this Agreement (including Article III), any of the other Transaction Documents or in any certificate or instrument delivered by or on behalf of any of the Selling Parties pursuant to this Agreement, and, in no event shall the Buyer Indemnitees recover directly from any Selling Party for such breaches or inaccuracies under Section 8.02(a); provided, however that this limitation in Section 8.04(b) shall not apply with respect to any breach of or inaccuracy in any of the Fundamental Representations or in the case of Fraud.

60 (c) With respect to the recovery of Losses under Section 8.02(a) for any inaccuracy in or breach of any of the Fundamental Representations, if recovery of any or all of such Losses is or are not available or provided under the RWI Policy (whether as a result of monetary limitations on coverage, the RWI Policy self-retention or otherwise), the Buyer Indemnitees may seek recovery for such Losses from the Selling Parties on a joint and several basis, and the Selling Parties shall be jointly and severally liable therefor, subject to the other limitations set forth in this Section 8.04. In accordance with the Escrow Agreement, the Buyer Indemnitees may also recover any or all such Losses from the Indemnity Escrow Account, which will be the first source of recovery for the indemnifiable Losses of the Buyer Indemnitees. (d) To the extent required by Applicable Law, the Indemnified Party shall use, and shall cause their Affiliates to use, commercially reasonable efforts to mitigate its Losses in respect of any claim for which it is seeking indemnification consistent with its obligations under such Law. (e) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability, or a breach of more than one representation, warranty, covenant or agreement, as applicable. (f) All the representations and warranties set forth in this Agreement or any certificate or schedule that are qualified as to “material,” “materiality,” “material respects,” or words of similar import or effect (other than “Material Adverse Effect”) shall be deemed to have been made without such qualification for purposes of determining whether a breach of such representation or warranty has occurred and the amount of Losses resulting from, arising out of, relating to or in connection with any such breach of such representation or warranty. (g) Nothing in this Agreement shall limit or prohibit the right of the Buyer or any of the other Buyer Indemnified Parties to pursue any recovery under the RWI Policy. In the event that an insurance recovery is made by an Indemnified Party with respect to any indemnification of Losses for which an Indemnified Party has previously been indemnified hereunder by an Indemnifying Party, then such Indemnified Party shall promptly make a refund to the Indemnifying Party in the amount equal to the lesser of (a) the amount of such net insurance recovery (after factoring in reasonable costs of pursuing such insurance claim, together with the costs of collection and any deductible(s) or retention(s), as the case may be) and (b) the amount previously paid by the Indemnifying Party as indemnification and reimbursement of such Losses. (h) Without limiting the effect of any other limitation contained in this Article VIII, for purposes of computing the amount of any Losses incurred by any Indemnified Party under this Article VIII, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements actually received (net of cost of enforcement, deductibles and increases in insurance premiums) by such Indemnified Party or any of its Affiliates in connection with such Losses (it being understood and agreed that no Buyer Indemnitee shall have an obligation to pursue indemnification or contribution payments from any Person other than the Selling Parties but shall have an obligation to submit claims for any covered Losses to the insurer under the RWI Policy). For the sake of clarity, no Buyer Indemnitee shall have any obligation to pursue indemnification or contribution payments from (or take any other action against) any customer or vendor of the Company. (i) Notwithstanding anything to the contrary in this Article VIII, including Section 8.02 and Section 8.06(b) and (c), or in Section 6.04, an Equityholder shall only be required to indemnify and be liable to the Buyer Indemnitees pursuant to Section 8.02(b) and Section 6.04(b) to the extent of any breaches or nonfulfillment of covenants, agreements or other obligations by Seller or by such Equityholder, and not for any breaches or nonfulfillment of covenants, agreements or other obligations of or by the other Equityholder, which exclusion shall include, for the avoidance of doubt, any breaches by the other

61 Equityholder of any restrictive covenants to which such other Equityholder is bound pursuant to Section 5.06. (j) Except in the event of Fraud, in no event will the total cumulative amount of Losses (i) for which an Equityholder may be liable to the Buyer Indemnitees under this Article VIII and Section 6.04 exceed an amount equal to fifty percent (50%) of the Final Closing Payment and (ii) for which the Selling Parties collectively may be liable to the Buyer Indemnitees under this Article VIII and Section 6.04 exceed the amount of the Final Closing Payment. Section 8.05 Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom any such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. (a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof (a “Third Party Claim Notice”), but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to timely give such Third Party Claim Notice shall not, however, relieve the Indemnifying Party of the Indemnifying Party’s indemnification obligations, except and only to the extent that the material rights or defenses available to the Indemnifying Party related to the Third Party Claim Notice are forfeited by reason of such failure. Such Third Party Claim Notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party with respect thereto. The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnified Party not later than sixty (60) days following Indemnifying Party’s receipt of the Third Party Claim Notice, to assume the defense of any Third Party Claim at the Indemnifying Party’s sole expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Selling Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (i) is asserted directly by or on behalf of a Person that is a vendor or customer of the Company, (ii) relates to or arises in connection with any criminal proceeding, Action, indictment, allegation or investigation or (iii) seeks an injunction or other equitable relief against the Indemnified Party. If the Indemnifying Party elects to undertake the defense of any Third Party Claim, the Indemnifying Party shall be allowed to defend such Third Party Claim for a period of thirty (30) calendar days, so long as such defense is undertaken with responsible efforts by such Indemnifying Party, without admitting that such Third Party Claim is within the scope of and subject to the indemnification obligations of the Selling Parties pursuant to Section 8.02. If, prior to the end of such thirty-day period, such Indemnifying Party determines that such Third Party Claim is not within the scope of and subject to the indemnification obligations of the Selling Parties pursuant to Section 8.02, such Indemnifying Party shall transfer the defense of such Third Party Claim back to the relevant Indemnified Party. Any Third Party Claim that is not transferred back to the Indemnified Party prior to the end of such thirty-day period shall be conclusively established as being within the scope of and subject to the indemnification obligations of the Selling Parties pursuant to Section 8.02 (subject to the limitations set forth in this Article VIII). In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified

62 Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists a non- waivable conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to timely notify the Indemnified Party in writing of its election to defend as provided in this Agreement or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Selling Parties and the Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.06) records relating to such Third Party Claim and making available, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. (b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third Party Claim, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give prompt written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by giving the Indemnifying Party reasonably prompt written notice thereof after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the material rights or defenses available to the Indemnifying Party related to the Direct Claim are forfeited or materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party with respect thereto. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such reasonable information and assistance (including access to the Company’s premises and personnel and the right to examine and copy (at the Indemnifying Party’s sole expense) any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty-day period, the Indemnifying Party shall be deemed to have

63 rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party pursuant to the terms of this Agreement. (d) Tax Claims. Notwithstanding any other provision of this Agreement other than Section 8.06, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including any such claim for indemnification arising out of, with respect to or by reason of any inaccuracy in respect of or a breach of the representations and warranties in Section 3.21 (and to the extent explicitly relating to Taxes, in Section 3.10(a)(i)) or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof. Section 8.06 Payments. (a) Subject to Sections 8.06(b) and (c), once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable, in each case in accordance with the procedures set forth herein, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds to an account designated by the Indemnified Party. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations, or provide such joint written instructions, within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date on which such fifteen (15) Business Day period expires or final, non-appealable adjudication at a rate per annum equal to the Wall Street Journal Prime Rate plus five percent (5%). Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed. (b) Any Losses payable to the Buyer Indemnitees pursuant to Section 8.02(a), but subject to Section 8.04, and Section 6.04 shall be satisfied: (i) from the Indemnity Escrow Account, until the retention under the RWI Policy is reached; then (ii) to the extent such Losses exceed the retention under the RWI Policy, by recovery under the RWI Policy; then (iii) from the Indemnity Escrow Account, and then (iv) to the extent such Losses exceed the amount held in the Indemnity Escrow Account, but only in respect of the indemnifiable breaches or inaccuracies of the Fundamental Representations hereunder or the indemnifiable matters referenced in Section 6.04 (Tax Indemnification), jointly and severally, by the Selling Parties, subject to the limitations in Section 8.04. If the Buyer becomes entitled to any distribution of all or any portion of the Indemnity Escrow Account pursuant to this Article VIII, the Buyer and the Seller shall take all actions necessary under the Escrow Agreement (including the execution and delivery of joint written instructions to the Escrow Agent) to cause the Escrow Agent to release to the Buyer the amounts to be paid from the Indemnity Escrow Account to the Buyer in accordance with this Agreement. (c) Subject to Section 8.04, any Losses payable to a Buyer Indemnitee pursuant to Sections 8.02(b), (c), and/or (d), or in the case of Fraud, shall be satisfied: (i) from the Indemnity Escrow Account; and (ii) to the extent the amount of Losses exceeds the amounts available to the Buyer Indemnitee in the Indemnity Escrow Account, jointly and severally, from the Selling Parties. (d) Subject to Section 8.04, any Losses payable to a Buyer Indemnitee pursuant to Section 8.02(e) shall be satisfied solely from the Indemnity Escrow Account. Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Total Consideration for Tax purposes, unless otherwise required by Law. Section 8.08 Effect of Investigation. The representations, warranties, and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party

64 (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation, warranty or covenant is, was or might be inaccurate or unfulfilled, as applicable. Section 8.09 Exclusive Remedies. Except in the event of Fraud, from and after the Closing, the Parties acknowledge and agree that their sole and exclusive remedies with respect to any and all claims relating to this Agreement or the transactions contemplated hereby, including for any breach of any representation or warranty in this Agreement or the transactions contemplated hereby, shall be pursuant to the indemnification provisions set forth in Section 6.04 or this Article VIII. In furtherance of and subject to the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant or agreement in this Agreement, or the transactions contemplated hereby, whether based in contract, tort, strict liability, other Laws or otherwise, that it may have against any of the other Parties or their respective Affiliates or Representatives, except pursuant to the indemnification provisions set forth in Section 6.04 or this Article VIII or in the case of Fraud. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain non-monetary, injunctive relief or specific performance to which any Person shall be entitled. Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this Article VIII), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of the Buyer to make claims under or recover under the RWI Policy; it being understood that any matter for which there is coverage available under the RWI Policy shall be subject to the terms, conditions and limitations, if any, set forth in the RWI Policy. Section 8.10 No Right to Contribution. No Selling Party may seek contribution from the Company with respect to any indemnification obligations of the Selling Parties hereunder. Each Selling Party hereby waives any claims he or it may have for indemnification under the organizational documents of, or under any agreement with, the Company relating to any matter with respect to which any Buyer Indemnitee could make a claim for indemnification under this Agreement. ARTICLE IX TERMINATION Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of the Selling Parties and the Buyer; (b) by either the Selling Parties or the Buyer, upon written notice to the other party, if the transactions contemplated by this Agreement have not been consummated on or before March 31, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the Outside Date; (c) by the Buyer by written notice to the Selling Parties, if the Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Selling Party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by the Selling Party within ten (10) days of their receipt of written notice of such breach from the Buyer;

65 (d) by the Selling Parties by written notice to the Buyer if no Selling Party is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by the Buyer within ten (10) days of the Buyer’s receipt of written notice of such breach from the Selling Parties; (e) by the Buyer or the Selling Parties if (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non- appealable; or (f) by the Buyer as set forth under Section 5.19. Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except: (a) that the obligations set forth in this Article IX and Article X hereof shall survive termination; and (b) that nothing herein shall relieve any party hereto from liability for any breach of any provision hereof. ARTICLE X MISCELLANEOUS Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, accountants, and brokers, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

66 If to the Selling Parties: 2704 Wedgewood Dr. Plant City, FL 33566 E-Mail: wchardee@gmail.com Attention: Woodrow C. Hardee 1351 N Highland Park Dr Lake Wales, FL 33898 E-Mail: Samspetersen@gmail.com Attention: Samuel Petersen with a copy (which shall not constitute notice) to: Nelson Mullins Riley & Scarborough, LLP 390 N. Orange Ave, Suite 1400 Orlando, FL 32801 E-mail: doug.starcher@nelsonmullins.com Attention: Douglas Starcher If to the Buyer: Alamo Group (USA) Inc. 1627 East Walnut Seguin, Texas 78155 E-mail: asefzik@alamo-group.com Attention: Andrew Sefzik with a copy (which shall not constitute notice) to: Dykema Gossett PLLC 112 E. Pecan Street, Suite 1800 San Antonio, Texas 78205 E-mail: nmonaghan@dykema.com Attention: Nick Monaghan Section 10.03 Interpretation. Unless the context otherwise requires, references herein (a) to Articles, Sections, Disclosure Schedules, Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules, Schedules and Exhibits attached to, this Agreement and (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. The Disclosure Schedules, Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. If an item has been “made available” to the Buyer in connection with this Agreement, such item must have been uploaded to the Data Room at least two (2) Business Days prior to the date hereof. Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 5.06(c), upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

67 Section 10.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the indication of interest letter, dated as of July 29, 2025, delivered by Alamo Group, Inc. to the Company and Equityholders. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Schedules, the Exhibits and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties; provided, that the Buyer may collaterally assign its rights hereunder to a one or more lenders (or any agent on behalf of such lenders) of the Buyer or any of its Affiliates (including, after Closing, the Company). No assignment shall relieve the assigning Party of any of its obligations hereunder. Section 10.08 No Third-party Beneficiaries. Except as provided in Section 6.04 and Article VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after such waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

68 (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c). Section 10.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement, including without limitation Section 5.03 (Non-Solicitation of Other Bids), Section 5.05 (Confidentiality), Section 5.06 (Non-Competition, Non-Solicitation) or Section 5.07 (Non-Disparagement), were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 10.12 Privileged Communication and Work Product. Buyer acknowledges that the Company’s electronic and hard-copy paper files may include communications among the Company, the Seller, the Equityholders (whether alone or in combination), and their legal counsel which is covered by attorney-client privilege, the attorney work product doctrine or other similar protection. Buyer agrees that (a) the Seller and the Equityholders may remove or delete all such communications from the Company’s electronic and paper files and (b) regardless of their deletion, such communications remain attorney-client privileged information or information otherwise covered by the work product doctrine and are excluded from evidence in any proceeding relating to the transactions described herein or in the ancillary documents relating hereto. Buyer further acknowledges that Nelson Mullins Riley & Scarborough, LLP (the “Firm”) may continue to represent the Company following the Closing in matters unrelated to this transaction and, despite such representation and the Firm’s representation of the Company in connection with the transactions described herein, may represent any or all of the Seller and the Equityholders following the Closing in connection with any matters relating to or arising out of the transactions described herein or in the ancillary documents relating hereto, even if opposed to the interests of the Company. Buyer hereby waives any conflicts of interest (to the extent waivable) relating to such representation and hereby consents to such representation of both the Company in matters unrelated to the transactions described herein and the Seller and Equityholders in matters relating to the transactions described herein. Section 10.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [Signature Pages Follow]

[Signature Page to Membership Interest Purchase Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or has caused this Agreement to be executed by their respective agents thereunto duly authorized, as of the date first written above. BUYER: ALAMO GROUP (USA) INC. By: _____________________________ Edward T. Rizzuti President, CLO & Secretary

SELLING PARTIES: EQUITYHOLDERS: _____________________________ Woodrow C. Hardee _____________________________ Samual Petersen Joining after the signing and prior to the Closing: SELLER: PI HOLDCO, INC. By: _____________________________ Name: Woodrow C. Hardee Title: President